                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                           FPIC Insurance Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       [LOGO] FPIC Insurance Group, Inc.

John R. Byers
President
Chief Exeutive Officer


                                 April 30, 2003



Dear Shareholder:

     On behalf of the board of directors and management of FPIC Insurance Group, Inc., I invite you to join us at our annual meeting of shareholders to be held on Wednesday, June 4, 2003, at 10 a.m. eastern time, at the Omni Hotel, 245 Water Street, Jacksonville, Florida.

     The annual meeting will include a report on our operations, followed by discussion and voting on the matters set forth in the accompanying notice of annual meeting of shareholders and proxy statement. We will also discuss other business matters properly brought before the meeting.

     At this year's annual shareholders meeting, shareholders will vote on the election of four directors and on an amendment to FPIC's Employee Stock Purchase Plan.

     Your vote is important. If you are not able to attend the meeting, please complete, date and sign your proxy card and return it in the enclosed envelope, so that your shares will be represented and voted at the meeting. Even if you plan to attend the meeting, you can vote in advance by returning a completed form of proxy.


                                             Yours truly,

                                             /s/ John R. Byers

                                             John R. Byers


               225 Water Street, Suite 1400 Jacksonville, Florida

                           FPIC INSURANCE GROUP, INC.
                          225 WATER STREET, SUITE 1400
                          JACKSONVILLE, FLORIDA 32202

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               TO THE SHAREHOLDERS OF FPIC INSURANCE GROUP, INC.

     The annual meeting of shareholders of FPIC Insurance Group, Inc. ("FPIC") will be held at the Omni Hotel, 245 Water Street, Jacksonville, Florida, Wednesday, June 4, 2003, at 10 a.m. eastern time. The purposes of the meeting are:

     1.   To elect four directors to serve until their terms expire.
     2.   To vote on an amendment to the Employee Stock Purchase Plan.
     3. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The board of directors has set April 9, 2003, as the record date for the meeting. This means that shareholders at the close of business on that date are entitled to:

     -    receive this notice of the meeting; and
     - vote, either by proxy or in person, at the meeting and any adjournments or postponements of the meeting.

     You are cordially invited to attend the annual meeting. However, whether or not you plan to attend the annual meeting, we encourage you to sign, date and return your proxy card before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. A return envelope, which requires no postage, if mailed in the United States, has been provided for your use. If you attend the annual meeting and inform the secretary of FPIC in writing that you wish to vote your shares in person, your proxy will not be used.


                                           By order of the board of directors,

                                           /s/ Roberta Goes Cown
                                           -------------------------------------
                                           Roberta Goes Cown
                                           Corporate Counsel and Secretary

Jacksonville, Florida
April 30, 2003

   WE URGE EACH SHAREHOLDER TO PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING.

                           FPIC INSURANCE GROUP, INC.
                          225 WATER STREET, SUITE 1400
                          JACKSONVILLE, FLORIDA 32202


                                 APRIL 30, 2003


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 4, 2003


     Our board of directors is furnishing you this proxy statement to solicit your proxy to be voted at the 2003 annual meeting of shareholders of FPIC Insurance Group, Inc. ("FPIC").

     The meeting will be held Wednesday, June 4, 2003, at the Omni Hotel, 245 Water Street, Jacksonville, Florida, at 10 a.m. eastern time. Your proxy may also be voted at any adjournments or postponements of the meeting.

     The annual report to shareholders for the 2002 fiscal year and this proxy statement and form of proxy are being distributed on or about April 30, 2003 to shareholders entitled to vote.

     All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

     Only holders of record of shares of common stock at the close of business on April 9, 2003 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each holder of record on the record date is entitled to one vote for each share of common stock held. At the close of business on April 9, 2003, FPIC had 9,415,548 shares of common stock issued and outstanding.

                                    TABLE OF CONTENTS
                                    -----------------
                                                                                           Page
                                                                                           ----

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING..........................................3

ELECTION OF DIRECTORS.......................................................................5
     Board of Directors of FPIC Insurance Group, Inc........................................6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS,
     NOMINEES AND EXECUTIVE OFFICERS.......................................................10
     Section 16(a) of The Securities Exchange Act of 1934 Beneficial Ownership Reporting
             Compliance....................................................................12

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES......................................13
     Report of the Audit Committee.........................................................13

DIRECTORS' COMPENSATION....................................................................17

EXECUTIVE COMPENSATION.....................................................................18
     Summary Compensation Table............................................................18
     Option Grants.........................................................................19
     Option Exercises......................................................................20
     Retirement Plans......................................................................20
     Certain Compensation Arrangements.....................................................22
     Report of the Compensation Committee, Interlocks, Insider Participation...............24
             Report of the Compensation Committee..........................................24

PERFORMANCE GRAPH..........................................................................27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................29

PROPOSAL 2: AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN..................................32
     Equity Compensation Plan Information as of December 31, 2002..........................35

INDEPENDENT PUBLIC ACCOUNTANTS.............................................................35
     Principal Accountant Fees and Services................................................35

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT.........................36

ANNUAL REPORT ON SEC FORM 10-K.............................................................37

EXPENSES OF SOLICITATION...................................................................37

OTHER BUSINESS.............................................................................38

APPENDIX A: FORM OF PROXY CARD AND VOTING INSTRUCTIONS...........................Appendix A-1

EXHIBIT A: EMPLOYEE STOCK PURCHASE PLAN...........................................Exhibit A-1

                                               2

                              QUESTIONS AND ANSWERS
                          ABOUT THE MEETING AND VOTING

WHAT IS A PROXY?

     A proxy is your legal designation of another person to vote stock you own. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. The enclosed proxy card names two officers of FPIC as proxies for the 2003 annual meeting of shareholders. These two officers are Pamela D. Deyo, vice president and controller, and Peggy A. Parks, assistant secretary. A representation of the proxy card for the 2003 annual meeting of shareholders can be found at Appendix A.

WHAT IS A PROXY STATEMENT?

     A proxy statement is a document that the federal securities laws and regulations require us to give you when we ask you to sign a proxy card designating each of Pamela D. Deyo and Peggy A. Parks as proxies to vote on your behalf. This year's proxy statement is being distributed on or about April 30, 2003 to shareholders entitled to vote.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

     - If your shares are registered in your name, you are a shareholder of record.
     - If your shares are in the name of your broker or bank, your shares are held in street name.

WHAT DIFFERENT METHODS CAN YOU USE TO VOTE?

     - By proxy: All shareholders may vote by returning the enclosed proxy card; or
     - In person: All shareholders may vote in person at the meeting. If you wish to vote in person at the meeting and your shares of FPIC common stock are held in the street name of your broker, you must obtain a legal proxy from your broker in order to vote in person at the meeting.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

     The record date for the 2003 annual meeting of shareholders is April 9, 2003. The board of directors, as required by law, establishes the record date. Each shareholder of common stock at the close of business on the record date is entitled:

     -    to receive notice of the meeting; and
     - to vote one vote for each share of common stock held on the record date, at the meeting and any adjournments or postponements of the meeting.

HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Shareholders can revoke a proxy and change their vote at any time before the final vote at the meeting by any one of the following three actions:

     -    giving written notice to the secretary of FPIC;
     -    delivering a later dated proxy; or
     -    voting in person at the meeting.

WHO COUNTS THE VOTES?

     FPIC's transfer agent will tabulate the proxies. Roberta Goes Cown, corporate counsel and secretary of FPIC, has been designated as the inspector of election for the 2003 annual meeting of shareholders to certify the results of the tabulation.

WHAT ARE YOUR VOTING CHOICES WHEN VOTING FOR NOMINEES FOR DIRECTOR STANDING FOR ELECTION THROUGH THE ENCLOSED PROXY CARD?

     In voting on the election of four nominees for director to serve until their terms expire, you may vote in one of the following ways:

     -    in favor of all nominees;
     -    withhold votes as to all nominees; or
     -    withhold votes as to specific nominees.

WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

     Directors will be elected by a plurality of the votes cast by the shareholders voting in person or by proxy at the meeting. A plurality of the votes, as distinguished from a majority, is the greatest number of votes cast by those voting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

WHAT ARE YOUR VOTING CHOICES WHEN VOTING ON THE AMENDMENT TO FPIC'S EMPLOYEE STOCK PURCHASE PLAN THROUGH THE ENCLOSED PROXY CARD?

     In voting on the amendment to FPIC's Employee Stock Purchase Plan, you may vote in one of the following ways:

     -    in favor of the amendment;
     -    against the amendment; or
     -    abstain from voting on the amendment.

WHAT VOTES ARE NEEDED TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN AMENDMENT?

     A majority of the votes cast by the shareholders voting in person or by proxy at the annual meeting of shareholders will be necessary to approve the amendment to FPIC's Employee Stock Purchase Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT.

WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

     Shareholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees and FOR the amendment to the Employee Stock Purchase Plan.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

     Abstentions occur when a shareholder who is entitled to vote a share of FPIC common stock chooses not to vote that share. Broker non-votes occur when a broker that holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instruction on the matter.

     Abstentions and broker non-votes will have no effect on business of the meeting that is of a routine nature and is properly presented at the meeting. Abstentions and broker non-votes will have no effect on the outcome of FPIC's votes at the 2003 annual meeting of shareholders.

WHO IS THE PROXY SOLICITOR?

     Georgeson Shareholder Communications Inc. has been retained by FPIC to assist in the distribution of proxy materials and solicitation of votes for a fee of $6,500, plus out-of-pocket expenses.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

     We will announce the preliminary voting results at the meeting. We will publish the final voting results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2003 filed with the Securities and Exchange Commission.

                              ELECTION OF DIRECTORS

     FPIC has a staggered board of directors, with three classes of directors that generally serve for terms of three years. The board of directors has determined that fourteen persons should serve as members.

     FPIC's articles of incorporation provide that the number of directors may be determined from time to time by resolution adopted by the affirmative vote of at least 75% of the entire board of directors. This number and its determination is exclusive of directors to be elected by the holders of any one or more series of preferred stock voting separately as a class or classes. No such preferred stock is outstanding. FPIC's bylaws provide that FPIC's president will always be nominated by the board of directors for election to the board of directors, whenever the president's term as a director expires or whenever the president is not a director. The board considers from time to time a possible increase in its number of directors for the purpose of adding additional areas of expertise to the board. Any new directorships created would be filled in accordance with Florida law and FPIC's articles of incorporation.

     Members of the board of directors are required to be between 18 and 70 years of age. However, (i) any director who is elected before becoming 70 years of age may complete his or her then current term as a director and (ii) any director serving as of January 10, 1998 who as of such date was more than 70 years old, or who reaches age 70 during his then current term as a director, will be eligible to serve one additional term as a director for the term after his then current term. As a result of this age requirement, one director, Louis
C. Murray, M.D., will retire from FPIC's board upon completion of his 2003 term. Dr. Murray has served as a director of FPIC since its formation in 1996 and served as a director of First Professionals Insurance Company, Inc. ("First Professionals"), formerly Florida Physicians Insurance Company, Inc., FPIC's largest insurance subsidiary, from 1988 to 1999. Dr. Murray has made a significant contribution to the companies he has served.

     Four directors are to be elected at the 2003 annual meeting of shareholders to hold office until 2006, or until their successors are elected and qualified. The persons designated for election in the 2006 class include three incumbent directors, Richard J. Bagby, M.D., Robert O. Baratta, M.D., and John R. Byers, and one director nominee, Terence P. McCoy, M.D.

     If, for any reason, any of the nominees is not a candidate when the election occurs, the enclosed proxy may be voted for a substitute nominee. The board of directors does not anticipate that any nominee will not be a candidate. Further information regarding incumbent directors and one director nominee is set forth below.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.


                BOARD OF DIRECTORS OF FPIC INSURANCE GROUP, INC.

INCUMBENT DIRECTORS STANDING FOR ELECTION IN 2003 FOR TERMS EXPIRING IN 2006

     RICHARD J. BAGBY, M.D., 62, is engaged in the private practice of diagnostic radiology in Orlando, Florida. Dr. Bagby has practiced medicine since 1972. Dr. Bagby serves as Medical Director of Boston Diagnostic Imaging, Open MRI of Sanford and Clearview Open MRI of Orlando. Dr. Bagby is a past president of the Florida Medical Association ("FMA") and has served as a director of FPIC since its formation in 1996. Dr. Bagby has also served as a director of First Professionals since 1993 and currently serves as vice chairman of the board of First Professionals.

     ROBERT O. BARATTA, M.D., 62, is president, chief executive officer and vice chairman of the board of directors of UltraStrip Systems, Inc. ("UltraStrip"). Prior to joining UltraStrip in 2001, Dr. Baratta engaged in the private practice of ophthalmology in Stuart, Florida, where he served as president and chairman of the board of directors of Stuart Eye Institute. Dr. Baratta began practicing medicine in 1973. He has served as a director of FPIC since its formation in 1996 and has served as chairman of the board since 1999. Dr. Baratta also served as a director of First Professionals from 1993 to 2000.

     JOHN R. BYERS, 48, is president and chief executive officer of FPIC. Mr. Byers joined FPIC in November 1998 as executive vice president and general counsel. In May 1999, he was elected secretary and in June 1999, he was further elected as chief operating officer. Mr. Byers was elected director, interim president and chief executive officer in July 2000. Mr. Byers was elected as president and chief executive officer of FPIC in September 2000. Mr. Byers also serves as a director of each of FPIC's four insurance subsidiaries and of Physicians' Reciprocal Insurers, a New York medical professional liability insurance reciprocal for which FPIC provides reciprocal management services. Mr. Byers further serves as a director of American Professional Assurance, Ltd. ("APAL"), a Cayman Islands reinsurance company in which FPIC has a 9.9% ownership interest. Prior to joining FPIC, Mr. Byers was a partner in the law firm LeBoeuf, Lamb, Greene & MacRae, L.L.P. from 1988 until 1998. Mr. Byers has served as a director of FPIC since July 2000.

NOMINEE STANDING FOR ELECTION IN 2003 FOR A TERM EXPIRING IN 2006

     TERENCE P. MCCOY, M.D., 58, is a director of First Professionals and is the immediate past president of the FMA and a voting member of the FMA board of governors. Dr. McCoy has been engaged in the private practice of family medicine in Tallahassee, Florida since 1976. He is a member of the American Medical Association's ("AMA") Member Council on Constitution and Bylaws and has been a Florida delegate to the AMA since 1981. Dr. McCoy serves as president of the Capital Medical Society and president of the Leon County unit of the American Cancer Society. He is the chairman of the credentials committee of the Tallahassee Memorial Hospital, where he has previously held positions as chairman of the department of family practice, chief of medical staff and physician representative to the board of directors. Dr. McCoy is active in numerous community activities, including serving on the board of directors of Goodwill Industries.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2005

     GASTON J. ACOSTA-RUA, M.D., 65, is a retired neurosurgeon engaged in private practice in Jacksonville, Florida. Dr. Acosta-Rua has practiced medicine since 1971. Dr. Acosta-Rua has served as a director of FPIC since its formation in 1996 and served as chairman of the board from 1996 to 1997. Dr. Acosta-Rua has served as a director of First Professionals since 1986 and served as chairman of First Professionals' board of directors from 1994 to 1997.

     KENNETH M. KIRSCHNER, 60, is a member of the law firm of Kirschner & Legler, P.A., located in Jacksonville, Florida. Mr. Kirschner began the practice of law in 1968. Since 1998, and prior to the formation of Kirschner & Legler, P.A., Mr. Kirschner was a partner in Holland & Knight, and subsequently, of counsel to LeBoeuf, Lamb, Greene & MacRae, L.L.P., both law firms located in Jacksonville, Florida. From 1985 until 1998, Mr. Kirschner was a partner with Kirschner, Main, Graham, Turner & Demont, also of Jacksonville, Florida. Mr. Kirschner has served as a director of FPIC since 2002.

     GUY T. SELANDER, M.D., 67, is a family physician engaged in private practice in Jacksonville, Florida. Dr. Selander has practiced medicine since 1964. Dr. Selander also serves as chairman of the board of directors and a trustee of Memorial Hospital and as a trustee of Brooks Health Systems, both located in Jacksonville, Florida. Dr. Selander is also a past president of the FMA. Dr. Selander has served as a director of FPIC since its formation in 1996 and served as vice chairman of the board of directors of FPIC from 1997 to 1999. He has also served as a director of First Professionals since 1989 and currently serves as chairman of the board of directors of First Professionals.

     DAVID M. SHAPIRO, M.D., 49, is senior vice president of medical affairs of Surgis, Inc. ("Surgis"), an ambulatory surgery center management/development company located in Nashville, Tennessee. Prior to joining Surgis, Dr. Shapiro engaged in the private practice of anesthesiology in Fort Myers, Florida. Dr. Shapiro began practicing medicine in 1986. Dr. Shapiro has served as a director of FPIC and First Professionals since 1996. Dr. Shapiro is currently vice chairman of the board of directors of FPIC.

     JAMES G. WHITE, M.D., 70, is engaged in the private practice of pediatric medicine in Ormond Beach, Florida. Dr. White has practiced medicine since 1966. Dr. White is a past president of the FMA and has served as a director of FPIC since its formation in 1996 and as a director of First Professionals since 1986. Dr. White served as chairman of the board of directors of FPIC from 1997 until 1999 and as chairman of the board of directors of First Professionals from 1997 to 2000.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2004

     JOHN K. ANDERSON, JR., 54, is a principal of Heritage Capital Group, Inc. ("Heritage Capital"), a middle market investment banking firm headquartered in Jacksonville, Florida, and managing partner of Bott-Anderson Partners, Inc. ("Bott-Anderson"), an investment consulting firm. Prior to joining Heritage Capital in July 2002 and Bott-Anderson in April 2003, Mr. Anderson was executive vice president, treasurer, chief financial officer and secretary of American Heritage Life Investment Corporation ("American Heritage"), a life insurance company in Jacksonville, Florida, wholly-owned by The Allstate Corporation. From 1993 until he joined American Heritage in January 1996, Mr. Anderson served as chief executive officer of E. G. Baldwin & Associates, Inc., a regional distributor of medical imaging products and services to hospitals and other medical providers based in Cleveland, Ohio. Prior to that, Mr. Anderson was president and chief executive officer of Capitol American Life Insurance Company based in Cleveland, Ohio, and before that executive vice president and chief financial officer of Baptist Health Systems, Inc. in Jacksonville, Florida. Mr. Anderson is also chairman of the board of directors of Baptist Medical Center Beaches. Mr. Anderson is a registered financial principal, a chartered life underwriter, and a former certified public accountant. Mr. Anderson has served as a director of FPIC since 2001.

     JAMES W. BRIDGES, M.D., 68, is a retired practicing physician and the retired chief of obstetrics and gynecology at the Economic Opportunity Family Health Center in Miami, Florida. Dr. Bridges also serves as chairman of the board of directors of North Shore Medical Center in Miami. Dr. Bridges has practiced medicine since 1967. Dr. Bridges has served as a director of FPIC since its formation in 1996 and as a director of First Professionals since 1985.

     M. C. HARDEN, III, 50, has served as chairman of the board and president and as a principal of Harden & Associates, Inc., an insurance broker and risk management and employee benefits consultant, located in Jacksonville, Florida, since 1976. Mr. Harden also serves on a number of community and corporate boards, including the board of directors of Baptist Health System and the advisory board of Florida Bank of Jacksonville, NA. Mr. Harden is also a commissioner for the Jacksonville Economic Development Commission. Mr. Harden has served as a director of FPIC since 2001.

     JOAN D. RUFFIER, 63, currently serves on various state and community boards, including the University of Florida Foundation, where she served as president from 1998 until 2000, the University of Central Florida Foundation, Rollins College Board of Overseers and Shands Healthcare, Inc. Ms. Ruffier has also served on various corporate boards, including Florida Progress Corporation and its subsidiary, Florida Power Corporation, the Federal Reserve Bank of Atlanta, and SunTrust Bank, Orlando. Ms. Ruffier was general partner of Sunshine Cafes, located in Jacksonville, Florida, and Orlando, Florida, from 1987 until 1998. Prior to joining Sunshine Cafes, Ms. Ruffier was a certified public accountant with Colley, Trumbower & Howell in Orlando, Florida, from 1982 until 1986. Ms. Ruffier has served as a director of FPIC since 2002.

     GENE C. WITHERSPOON, 50, is president and chief operating officer and a director of Anesthesiologists Professional Assurance Company ("APAC"), a wholly-owned insurance subsidiary of FPIC that specializes in providing medical professional liability insurance to anesthesiologists. Mr. Witherspoon also serves as a member of the board of directors of American Professional Assurance, Ltd. ("APAL"), as president and chief operating officer and a director of APA Management, Inc. ("APA Management"), a wholly-owned subsidiary of APAL that specializes in the management and claims administration of medical professional liability insurance for anesthesiologists, and as a director of APAL (SPC) Limited, a Caymanian segregated portfolio company that is also 100% owned by APAL. In connection with FPIC's acquisition of APAC in 1998, FPIC, APAC and APA Management entered into a management agreement pursuant to which APA Management manages APAC's business. Under the APAC acquisition agreement, FPIC agreed to cause a designee by APA Management to be appointed to FPIC's board, so long as the management agreement remains in effect. The management agreement expires on December 31, 2003, subject to renewal provisions of the agreement. Mr. Witherspoon was appointed in July 2001 as APA Management's designee. Mr. Witherspoon has agreed to resign his directorship upon the request of the board of directors should the management agreement terminate prior to the expiration of his term. Prior to joining APAC in 1989, Mr. Witherspoon served the insurance industry in several capacities, including serving as assistant director of insurance company regulation with the Florida Department of Insurance. Additionally, Mr. Witherspoon is the 2002-2004 chairman of the board of governors of the Florida Medical Malpractice Joint Underwriting Association for which he has served in various capacities since 1996. Mr. Witherspoon has served as a director of FPIC since 2001.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth the names of beneficial owners that own more than 5% of FPIC's common stock as of December 31, 2002. Information with respect to the 5% beneficial owners and their holdings is based on the Schedule 13G filed by such shareholders with the Securities and Exchange Commission ("SEC").

                                                                 SHARES BENEFICIALLY      PERCENTAGE
                  NAME OF BENEFICIAL OWNER                              OWNED            OF OWNERSHIP
----------------------------------------------------------------------------------------------------------
NWQ Investment Management Company, LLC 1                               957,292               10.20%
2049 Century Park East, 4th Floor
Los Angeles, California 90067

Dimensional Fund Advisors, Inc. 2                                      601,874                6.41%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

National City Corporation 3                                            596,395                6.39%
1900 East Ninth Street
Cleveland, Ohio 44114

Northaven Management, Inc. 4                                           489,000                5.24%
200 Park Avenue, 39th Floor
New York, New York 10016

1    NWQ Investment Management Company, LLC ("NWQ") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. In its role as investment advisor or manager, NWQ is the beneficial owner of 957,292 shares and possesses sole voting power with respect to 925,492 shares and sole dispositive power with respect to all 957,292 shares.
2    Dimensional Fund Advisors, Inc. ("Dimensional") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares. All shares reported are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all the shares.
3    National City Corporation ("National") is the beneficial owner of 596,395 shares and possesses sole voting power with respect to 57,295 shares and sole dispositive power with respect to 582,095 shares. National City claims beneficial ownership of all such shares.
4    Northaven Management, Inc. is the beneficial owner of 489,000 shares and possesses sole voting and dispositive power over such shares.

     The following table sets forth the beneficial ownership of FPIC's common stock, including stock options that have vested or are exercisable within 60 days of March 31, 2003, by each of the directors and one director nominee.

                                                                           SHARES
                                                                         BENEFICIALLY            PERCENTAGE OF
                       NAME OF BENEFICIAL OWNER                             OWNED                  OWNERSHIP 1
----------------------------------------------------------------------------------------------------------------
Gaston J. Acosta-Rua, M.D. 2                                                78,900                       *
John K. Anderson, Jr. 3                                                      7,834                       *
Richard J. Bagby, M.D. 4                                                    53,745                       *
Robert O. Baratta, M.D. 5                                                   85,548                       *
James W. Bridges, M.D. 6                                                    39,000                       *
John R. Byers 7                                                            243,681                     2.5%
M. C. Harden, III 8                                                         14,134                       *
Kenneth M. Kirschner                                                         1,000                       *
Terence P. McCoy, M.D. 9                                                       370                       *
Louis C, Murray, M.D. 10                                                    49,900                       *
Joan D. Ruffier                                                              2,700                       *
Guy T. Selander, M.D. 11                                                    48,200                       *
David M. Shapiro, M.D. 12                                                   42,000                       *
James G. White, M.D. 13                                                     48,100                       *
Gene C. Witherspoon                                                          2,000                       *

All directors and one director nominee as a group (15 Persons)14           717,112                     7.2%

 *  Less than 1.0% of the total of FPIC's outstanding common stock.
1    Based on an aggregate of (i) the number of shares of FPIC's common stock outstanding at March 31, 2003 and (ii) options vested as of March 31, 2003 or that are exercisable within 60 days of March 31, 2003.
2    Dr. Acosta-Rua's beneficial ownership includes 40,000 shares that may be acquired upon the exercise of vested nonqualified options. Shares beneficially owned also include 1,200 shares held for Dr. Acosta-Rua's account in FPIC's Deferred Compensation Plan and over which Dr. Acosta-Rua has sole dispositive power. Amounts shown exclude 1,000 shares owned by Dr. Acosta-Rua's wife to which he disclaims beneficial ownership.
3    Mr. Anderson's beneficial ownership includes 3,334 shares that may be acquired upon exercise of vested nonqualified options.
4    Dr. Bagby's beneficial ownership includes 40,000 shares that may be acquired upon the exercise of vested nonqualified options.
5    Dr. Baratta's beneficial ownership includes 40,000 shares that may be acquired upon the exercise of vested nonqualified options. Shares beneficially owned also include 11,397 shares held for Dr. Baratta's account in FPIC's Deferred Compensation Plan and over which Dr. Baratta has sole dispositive power.
6    Dr. Bridges' beneficial ownership includes 35,000 shares that may be acquired upon the exercise of vested nonqualified options.
7    Mr. Byers' beneficial ownership includes 231,999 shares that may be acquired upon the exercise of vested options. Shares beneficially owned also include 620 shares held for Mr. Byers' account in FPIC's Deferred Compensation Plan and over which Mr. Byers has sole dispositive power.
8    Mr. Harden's beneficial ownership includes 3,334 shares that may be acquired upon the exercise of vested nonqualified options.
9    Amounts shown exclude 6,200 shares held in trust for Dr. McCoy's son to which Dr. McCoy disclaims beneficial ownership.
10   Dr. Murray's beneficial ownership includes 38,000 shares that may be acquired upon the exercise of vested nonqualified options.
11   Dr. Selander's beneficial ownership includes 40,000 shares that may be acquired upon the exercise of vested nonqualified options.
12   Dr. Shapiro's beneficial ownership includes 33,000 shares that may be acquired upon the exercise of vested nonqualified options.

13   Dr. White's beneficial ownership includes 40,000 shares that may be acquired upon the exercise of vested nonqualified options.
14   Includes approximately 544,667 vested options of these directors and one director nominee. Excludes 7,200 shares held by or on behalf of family members to which beneficial ownership is disclaimed.


     The following table sets forth the beneficial ownership of FPIC's common stock, including stock options that have vested or are exercisable within 60 days of March 31, 2003, by each of FPIC's current executive officers and one former named officer in the summary compensation table (other than Mr. Byers, who appears in the directors' table above).

                                                                                          SHARES
                                                                                       BENEFICIALLY     PERCENT OF
                            NAME OF BENEFICIAL OWNER                                      OWNED         OWNERSHIP 1
--------------------------------------------------------------------------------------------------------------------
Kim D. Thorpe 2                                                                          137,373           1.4%
David L. Rader 3                                                                          10,877             *

All directors, one director nominee and executive officers as a group (17 Persons) 4     865,362           8.6%

*    Less than 1.0% of FPIC's outstanding common stock.
1    Based on an aggregate of (i) the number of shares of FPIC's common stock outstanding at March 31, 2003 and (ii) options vested as of March 31, 2003 or that are exercisable within 60 days of March 31, 2003.
2    Mr. Thorpe, 47, was elected executive vice president and chief financial officer in November 1999. From 1998 until Mr. Thorpe joined FPIC, he served as chief financial officer of First Colony Life Insurance Company, a subsidiary of GE Financial Assurance. Mr. Thorpe also served as a partner with Coopers & Lybrand, L.L.P. (now PricewaterhouseCoopers, LLP) from 1993 until 1998 and served in the firm's Washington, D.C. office as co-leader of the Mid-Atlantic insurance practice. Mr. Thorpe's beneficial ownership includes 78,934 shares that may be acquired upon the exercise of vested options. Shares beneficially owned also include 51,192 shares held in FPIC's 401(k) Plan, as to which Mr. Thorpe serves as co-trustee and over which he exercises voting power in such capacity.
3    Mr. Rader, 56, joined First Professionals in September 1999 as president and chief operating officer and was elected chief executive officer in July 2000. Mr. Rader resigned effective October 31, 2002. Mr. Rader's beneficial ownership includes 7,279 shares that may be acquired upon the exercise of vested options.
4    Includes approximately 630,878 vested options of these directors, one director nominee and named executive officers. Excludes 7,200 shares held by or on behalf of family members to which beneficial ownership is disclaimed.


              SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and related regulations require executive officers, directors and persons who own more than 10% of FPIC's common stock to:

     - File reports of their ownership and changes in ownership of common stock with the SEC and the Nasdaq National Market; and
     -    Furnish FPIC with copies of the reports.

     Based solely on written representations from reporting persons and on our review of the Section 16(a) reports provided by those individuals, we believe that all filing requirements have been met during 2002, except as described below.

     On October 1, 2002, Kim D. Thorpe, executive vice president and chief financial officer, transferred his equity investments in FPIC common stock in his account under FPIC's 401(k) plan to a guaranteed interest fund account under FPIC's 401(k) plan. This transaction was reported on a Form 5 on February 14, 2003.

     On December 12, 2002, FPIC's compensation committee approved the grant of stock options to key employees including John R. Byers and Kim D. Thorpe. The award to each of Messrs. Byers and Thorpe was reported on a Form 4 on January 28, 2003.

                       MEETINGS OF THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

     The board of directors held six meetings during 2002 and committees of the board held a total of twenty meetings. Overall aggregate attendance at such meetings was 93%. Each director attended more than 75% of the aggregate of all meetings of the board of directors and the committees on which he or she served during 2002.

                               THE AUDIT COMMITTEE

     The members of the audit committee of the board of directors, during 2002 and currently, are Drs. Acosta-Rua, Baratta, Murray and Shapiro (chairman) and Mr. Anderson. The audit committee is composed entirely of nonemployee directors. This committee recommends selection of FPIC's independent public accountants to audit FPIC's consolidated financial statements and to perform professional services related to the audit. The committee reviews the scope and results of such audit, including audit procedures and findings with respect to the systems of internal controls and accounting policies and procedures. The audit committee met nine times during 2002.

     Notwithstanding anything to the contrary set forth in any of FPIC's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this proxy statement, in whole or in part, the following report of the audit committee shall not be incorporated by reference into any such filings.

                          REPORT OF THE AUDIT COMMITTEE

     FPIC'S AUDIT COMMITTEE PRESENTS THIS REPORT ON THE RESPONSIBILITIES OF THE COMMITTEE, THE BOARD OF DIRECTORS, FPIC'S MANAGEMENT AND ITS INDEPENDENT PUBLIC ACCOUNTANTS ("INDEPENDENT ACCOUNTANTS") WITH RESPECT TO SYSTEMS OF INTERNAL CONTROL AND THE PREPARATION AND REPORTING OF UNAUDITED AND AUDITED FINANCIAL INFORMATION ABOUT FPIC.

     THE AUDIT COMMITTEE IS COMPOSED OF FIVE DIRECTORS, EACH OF WHOM IS CONSIDERED INDEPENDENT, BASED ON THE BUSINESS JUDGMENT OF FPIC'S BOARD OF DIRECTORS, AS DEFINED BY RULE

4200 OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS' ("NASD") LISTING STANDARDS. PURSUANT TO THE 1999 RECOMMENDATIONS OF THE BLUE RIBBON COMMITTEE ON IMPROVING THE EFFECTIVENESS OF CORPORATE AUDIT COMMITTEES AND THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AND THE NASD, THE AUDIT COMMITTEE RECOMMENDED TO THE BOARD A WRITTEN CHARTER, WHICH WAS APPROVED BY THE BOARD AT ITS MARCH 2000 MEETING. THE CHARTER COMPLIES WITH THE RULES THAT ARE DESIGNED TO IMPROVE DISCLOSURE RELATED TO THE FUNCTIONING OF CORPORATE AUDIT COMMITTEES AND TO ENHANCE THE RELIABILITY AND CREDIBILITY OF FINANCIAL STATEMENTS OF PUBLIC COMPANIES.

     THE AUDIT COMMITTEE ASSISTS THE BOARD OF DIRECTORS IN ITS OVERSIGHT OF FPIC'S SYSTEMS OF INTERNAL CONTROLS, FPIC'S PREPARATION AND REPORTING OF ITS CONSOLIDATED FINANCIAL STATEMENTS AND INFORMATION, THE CONDUCT OF THE ANNUAL AUDIT OF FPIC AND THE RELATIONSHIP BETWEEN FPIC AND ITS INDEPENDENT ACCOUNTANTS. THE BOARD OF DIRECTORS, WITH THE ASSISTANCE OF THE AUDIT COMMITTEE, HAS THE ULTIMATE AUTHORITY AND RESPONSIBILITY TO SELECT, EVALUATE AND, WHERE APPROPRIATE, REPLACE THE INDEPENDENT ACCOUNTANTS.

     AS SET FORTH IN THE COMMITTEE'S CHARTER, MANAGEMENT IS RESPONSIBLE FOR THE PREPARATION, PRESENTATION AND INTEGRITY OF FPIC'S FINANCIAL STATEMENTS. MANAGEMENT IS ALSO RESPONSIBLE FOR MAINTAINING APPROPRIATE ACCOUNTING AND FINANCIAL REPORTING PRINCIPLES AND POLICIES AND INTERNAL CONTROLS AND PROCEDURES DESIGNED TO ASSURE COMPLIANCE WITH ACCOUNTING STANDARDS AND APPLICABLE LAWS AND REGULATIONS.

     THE INDEPENDENT ACCOUNTANTS ARE RESPONSIBLE FOR PLANNING AND CARRYING OUT PROPER ANNUAL AUDITS AND QUARTERLY REVIEWS OF FPIC'S FINANCIAL STATEMENTS. THE INDEPENDENT ACCOUNTANTS EXPRESS AN OPINION AS TO THE CONFORMITY OF THE ANNUAL FINANCIAL STATEMENTS WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA.

     IN THE PERFORMANCE OF ITS OVERSIGHT FUNCTION, THE COMMITTEE REVIEWS FPIC'S UNAUDITED QUARTERLY REPORTING ON FORM 10-Q AND AUDITED ANNUAL REPORTING ON FORM 10-K PRIOR TO THE FILING OF SUCH DISCLOSURE DOCUMENTS WITH THE SEC. IN 2002, THE COMMITTEE ALSO REVIEWED QUARTERLY EARNINGS ANNOUNCEMENTS IN ADVANCE OF THEIR ISSUANCE WITH MANAGEMENT AND REPRESENTATIVES OF OUR INDEPENDENT ACCOUNTANTS. THE COMMITTEE HAS ALSO DISCUSSED WITH THE INDEPENDENT ACCOUNTANTS THE MATTERS REQUIRED TO BE DISCUSSED BY STATEMENT ON AUDITING STANDARDS NO. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, AS AMENDED BY STATEMENT OF AUDITING STANDARDS NO. 90, AUDIT COMMITTEE COMMUNICATIONS. THE COMMITTEE HAS ALSO RECEIVED THE WRITTEN DISCLOSURES AND THE LETTER FROM THE INDEPENDENT ACCOUNTANTS REQUIRED BY INDEPENDENCE STANDARDS BOARD STANDARD NO. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, AS CURRENTLY IN EFFECT, INCLUDING DISCLOSURES WITH RESPECT TO OTHER NON-AUDIT SERVICES PROVIDED BY THE INDEPENDENT ACCOUNTANTS. THE COMMITTEE HAS CONSIDERED WHETHER THE PROVISION OF ALL NON-AUDIT SERVICES BY THE INDEPENDENT ACCOUNTANTS TO FPIC IS COMPATIBLE WITH MAINTAINING THE INDEPENDENT ACCOUNTANTS' INDEPENDENCE AND HAS DISCUSSED SUCH INDEPENDENCE WITH FPIC'S INDEPENDENT ACCOUNTANTS.

     MEMBERS OF THE COMMITTEE ARE NOT EMPLOYEES OF FPIC AND, AS SUCH, IT IS NOT THE DUTY OR RESPONSIBILITY OF THE COMMITTEE OR ITS MEMBERS TO CONDUCT AUDITING OR ACCOUNTING REVIEWS OR PROCEDURES. IN PERFORMING THEIR OVERSIGHT RESPONSIBILITY, MEMBERS OF THE COMMITTEE RELY ON INFORMATION, OPINIONS, REPORTS AND STATEMENTS, INCLUDING FINANCIAL STATEMENTS AND OTHER FINANCIAL DATA, PREPARED OR PRESENTED BY OFFICERS OR EMPLOYEES OF FPIC, LEGAL COUNSEL, INDEPENDENT

ACCOUNTANTS OR OTHER PERSONS WITH PROFESSIONAL OR EXPERT COMPETENCE. ACCORDINGLY, THE AUDIT COMMITTEE'S OVERSIGHT DOES NOT PROVIDE AN INDEPENDENT BASIS TO DETERMINE THAT MANAGEMENT HAS MAINTAINED APPROPRIATE ACCOUNTING AND FINANCIAL REPORTING PRINCIPLES, POLICIES OR APPROPRIATE INTERNAL CONTROLS AND PROCEDURES DESIGNED TO ASSURE COMPLIANCE WITH ACCOUNTING STANDARDS AND APPLICABLE LAWS AND REGULATIONS. FURTHERMORE, THE AUDIT COMMITTEE'S CONSIDERATIONS AND DISCUSSIONS REFERRED TO ABOVE DO NOT ASSURE THAT THE AUDIT OF FPIC'S FINANCIAL STATEMENTS BY ITS INDEPENDENT ACCOUNTANTS HAS BEEN CARRIED OUT IN ACCORDANCE WITH AUDITING STANDARDS GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA, THAT THE FINANCIAL STATEMENTS ARE PRESENTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA OR THAT FPIC'S INDEPENDENT ACCOUNTANTS ARE IN FACT "INDEPENDENT."

     DURING THE YEAR 2002, THE COMMITTEE MET WITH MEMBERS OF FPIC'S SENIOR MANAGEMENT AND ITS INDEPENDENT ACCOUNTANTS, PRICEWATERHOUSECOOPERS, LLP, AT EACH OF ITS MEETINGS. THE COMMITTEE'S CHAIRMAN AND MEMBERS OF SENIOR MANAGEMENT OF FPIC ESTABLISH THE COMMITTEE'S AGENDA, WHICH INCLUDES REVIEW BY THE COMMITTEE OF PUBLIC EARNINGS ANNOUNCEMENTS PRIOR TO THEIR BEING MADE PUBLIC. THE COMMITTEE'S AGENDA ALSO INCLUDES PRIVATE SESSIONS WITH FPIC'S INDEPENDENT ACCOUNTANTS. DURING 2002, PRIVATE SESSIONS WERE HELD AT TWO OF THE COMMITTEE'S NINE MEETINGS, AT WHICH TIME CANDID DISCUSSIONS OF FINANCIAL MANAGEMENT, ACCOUNTING AND INTERNAL CONTROL ISSUES TOOK PLACE.

     THE AUDIT COMMITTEE RECOMMENDED TO THE BOARD OF DIRECTORS THE ENGAGEMENT OF PRICEWATERHOUSECOOPERS, LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2002 AND REVIEWED WITH FPIC'S SENIOR MANAGEMENT AND THE INDEPENDENT AUDITORS OVERALL AUDIT SCOPES AND PLANS, THE RESULTS OF EXTERNAL AUDIT EXAMINATIONS, EVALUATIONS BY THE AUDITORS OF FPIC'S INTERNAL CONTROLS AND THE QUALITY OF FPIC'S FINANCIAL REPORTING.

     IN RELIANCE UPON THE REPORTS, REVIEWS AND DISCUSSIONS DESCRIBED IN THIS REPORT, AND SUBJECT TO THE LIMITATIONS ON THE ROLE AND RESPONSIBILITIES OF THE COMMITTEE, CERTAIN OF WHICH ARE REFERRED TO ABOVE AND ARE MORE FULLY DESCRIBED IN THE COMMITTEE'S WRITTEN CHARTER, THE COMMITTEE FURTHER RECOMMENDED TO THE BOARD OF DIRECTORS, AND THE BOARD HAS APPROVED, THAT THE AUDITED FINANCIAL STATEMENTS BE INCLUDED IN FPIC'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 FILED WITH THE SEC.

                                              Audit Committee Report
                                              Submitted by:

                                              David M. Shapiro, M.D., Chairman
                                              Gaston J. Acosta-Rua, M.D.
                                              John K. Anderson, Jr.
                                              Robert O. Baratta, M.D.
                                              Louis C. Murray, M.D.

                         THE BOARD GOVERNANCE COMMITTEE

     Current members of the board governance committee of the board of directors are Drs. Acosta-Rua, Bagby, Baratta (chairman) and Shapiro and Mr. Byers. Until March 2000, FPIC had a nominating committee with responsibility for developing qualifications for membership on the board of directors and recommending to the board qualified candidates to fill vacancies on the board of directors. Beginning March 2000, the nominating committee was replaced by the board governance committee, the responsibilities of which were expanded to include determination of remuneration of board members, oversight of the director stock option plan and development and implementation of a method of evaluating the effectiveness of FPIC's board, its committees and FPIC's chief executive officer. The board governance committee reviews and reassesses periodically FPIC's corporate governance guidelines and evaluates possible conflicts of interest of directors and officers. The board governance committee met four times during 2002.

     The committee will consider director nominees recommended by shareholders that meet the submission requirements set forth in FPIC's bylaws. For additional information regarding shareholder nominations, see "Shareholder Proposals for inclusion in next year's Proxy Statement" found elsewhere in this Proxy Statement.

                      THE BUDGET AND COMPENSATION COMMITTEE

     Current members of the budget and compensation committee of the board of directors are Drs. Acosta-Rua, Bagby, Selander (chairman) and Shapiro, Mr. Anderson and Ms. Ruffier. Dr. Bridges also served on the committee until June 2002. The budget and compensation committee is composed entirely of nonemployee directors. During 1999, this committee reviewed and determined the compensation of FPIC's executive officers and directors, and it administered FPIC's stock option and benefit plans. Beginning March 2000, determination of remuneration of directors and oversight of FPIC's director stock option plan became the responsibility of the board governance committee. The compensation committee also establishes budgetary guidelines and processes for FPIC, the board and board committees and oversees the budgeting function. The budget and compensation committee met four times during 2002. For more detailed information regarding the committee's administration of FPIC's executive compensation program, see the Report of the Compensation Committee found elsewhere in this Proxy Statement.

                                BYLAWS COMMITTEE

     Current members of the bylaws committee of the board of directors are Drs. Murray (chairman) and Bridges and Messrs. Harden, Kirschner and Witherspoon. This committee interprets FPIC's bylaws if questions arise and reviews the bylaws from time to time to determine if changes are appropriate for legal or operational purposes. The bylaws committee met once during 2002.

                             THE EXECUTIVE COMMITTEE

     Members of the executive committee of the board of directors, during 2002 and currently, are Drs. Baratta (chairman), Selander, Shapiro and White and Mr. Byers. This committee may exercise the powers of the board of directors, subject to the limitations of Florida law, whenever the chairman of the board determines that it is not practical for the full board of directors to meet and action is required to be taken on matters that the chairman determines to be of an urgent nature. The executive committee did not meet during 2002.

                            THE INVESTMENT COMMITTEE

     Current members of the investment committee of the board of directors are Drs. Bridges and White (chairman), Messrs. Harden, Kirschner and Witherspoon and Ms. Ruffier. This committee oversees FPIC's investment policy with respect to portfolio investments and recommends such investment policy and portfolio investments to the board of directors for its approval. The investment committee met twice during 2002.

                             DIRECTORS' COMPENSATION

     During 2002, nonemployee members of the board of directors received annual compensation in two components:

   (1) an annual fee of $25,000 (subject to reduction as determined by the board in the event a director is absent from more than 25% of the board meetings during any calendar year), with the chairman receiving an additional $12,000 and the vice chairman receiving an additional $6,000; and

   (2) annual grants of 5,000 options each issued pursuant to FPIC's director stock option plan (with an exercise price equal to the market price of FPIC's common stock on the date of grant and pro rata vesting over a three-year period), which grants are made as of the date of each annual shareholders' meeting.

     In 2003, nonemployee members of the board of directors will receive the following additional components of annual compensation:

   (1) the chairman of the board will receive an additional $25,000 per year for a total annual fee of $50,000;

   (2) annual fees to audit committee members of $4,000, except for the committee chairman, who will receive a $6,000 annual fee; annual fees to budget and compensation committee members of $3,000, except for the committee chairman, who will receive a $4,500 annual fee; annual fees to board governance committee members of $3,000, except for the committee chairman, who will receive a $4,500 annual fee; annual fees to members of all other committees, except the executive committee, of $2,000, except for the committee chairman, who will receive a $3,000 annual fee; executive committee members will receive no annual fees for such committee service; and

   (3) a fee of $1,000 for each meeting attended (excluding executive committee meetings).

     Each director receives reimbursement for reasonable expenses incurred for attendance at meetings.

     In addition, under the director stock option plan, each new board member who is not an employee of FPIC receives an initial grant of nonqualified options to purchase 5,000 shares of FPIC's common stock. Such options are granted on the date the person first becomes a director of FPIC and have an exercise price equal to the fair market value of FPIC's common stock on the date of grant. The director stock option plan gives the board of directors the ability to make additional grants to members of the board of directors from time to time at its discretion.

     FPIC also offers directors a nonqualified deferred compensation plan. Under this plan, directors may defer into the plan all or a portion of their fees earned as directors. Deferred fees will be paid, as adjusted for investment gains or losses, at such time in the future as specified by the participating director.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation during 2002 of the principal executive officer and FPIC's one other executive officer, as defined by Rule 3b-7 of the Securities Exchange Act (the "named executive officers"). In accordance with rules of the SEC, the table also includes information about David L. Rader, who resigned on October 31, 2002.

                                         SUMMARY COMPENSATION TABLE
                                                                                       Long-Term
                                                     Annual Compensation ($)          Compensation
                                              ------------------------------------------------------
                                                                                       Securities
                                                                      Other Annual     Underlying          All Other
Name and Principal Position     Fiscal Year    Salary 1     Bonus     Compensation     Options (#)     Compensation ($)
------------------------------------------------------------------------------------------------------------------------
John R. Byers 2                     2002        455,500    169,309             --         40,000            30,232 3
President and                       2001        440,000    174,636             --         40,000            31,074 4
chief executive officer             2000        380,000    151,626             --         87,000            31,074 5

Kim D. Thorpe 6                     2002        310,500     96,177             --         20,000            25,168 7
Executive vice president            2001        300,000     99,225             --         20,000            25,644 8
and chief financial officer         2000        260,000     86,453             --         70,600            24,644 9

David L. Rader 10                   2002        250,000         --             --             --            23,660 11
President and chief                 2001        290,000     94,439             --         20,000            24,299 12
executive officer                   2000        218,750     74,815             --         31,000            22,862 13
of First Professionals until
his resignation on October
31, 2002

1    Includes compensation amounts earned during the fiscal year but deferred by the employee under FPIC's 401(k) plan and benefits set aside pursuant to FPIC's nonqualified deferred compensation plan.
2    Mr. Byers, 48, was elected executive vice president and general counsel of
FPIC in November 1998. In May 1999, Mr. Byers became secretary of FPIC, and in June 1999, Mr. Byers was elected chief operating officer. In July 2000, Mr. Byers was elected as a director and interim president and chief executive officer. In September 2000, Mr. Byers was elected president and chief executive officer.

3    Includes FPIC's contributions to the profit sharing plan of $17,000, FPIC's matching contributions for the 401(k) plan of $3,408, contributions from FPIC pursuant to FPIC's nonqualified deferred compensation plan of $4,125 and $5,699 for the cost of an excess disability insurance policy.
4    Includes FPIC's contributions to the profit sharing plan of $17,000, FPIC's matching contributions for the 401(k) plan of $4,250, contributions from FPIC pursuant to FPIC's nonqualified deferred compensation plan of $4,125 and $5,699 for the cost of an excess disability insurance policy.
5    Includes FPIC's contributions to the profit sharing plan of $17,000, FPIC's matching contributions for the 401(k) plan of $4,250, contributions from FPIC pursuant to FPIC's nonqualified deferred compensation plan of $4,125 and $5,699 for the cost of an excess disability insurance policy.
6    Mr. Thorpe, 47, became executive vice president and chief financial officer in November 1999.
7    Includes FPIC's contributions to the profit sharing plan of $17,000, FPIC's matching contributions for the 401(k) plan of $3,774, and $4,394 for the cost of an excess disability insurance policy.
8    Includes FPIC's contributions to the profit sharing plan of $17,000, FPIC's matching contributions for the 401(k) plan of $4,250, and $4,394 for the cost of an excess disability insurance policy.
9    Includes FPIC's contributions to the profit sharing plan of $17,000, FPIC's matching contributions for the 401(k) plan of $3,250, and $4,394 for the cost of an excess disability insurance policy.
10   Mr. Rader, 56, joined First Professionals in September 1999 as president and chief operating officer and was elected chief executive officer in July 2000. Mr. Rader resigned effective October 31, 2002. See discussion regarding Mr. Rader's Consulting Agreement entered into effective November 1, 2002 found in "Certain Compensation Arrangements" elsewhere in this Proxy Statement.
11   Includes FPIC's contributions to the profit sharing plan of $17,000, FPIC's matching contributions for the 401(k) plan of $3,611 and $3,049 for the cost of an excess disability insurance policy.
12   Includes FPIC's contributions to the profit sharing plan of $17,000, FPIC's matching contributions for the 401(k) plan of $4,250 and $3,049 for the cost of an excess disability insurance policy.
13   Includes FPIC's contributions to the profit-sharing plan of $17,000, FPIC's matching contributions for the 401(k) plan of $2,813 and $3,049 for the cost of an excess disability insurance policy.

                                  OPTION GRANTS

     The following table contains information concerning stock option grants during 2002 to FPIC's named executive officers. In accordance with rules of the SEC, the table also includes information about David L. Rader, who resigned on October 31, 2002.

                                                                             Potential Realizable Value at Assumed Annual Rates of
                                                                                   Stock Price Appreciation for Option Term 1
                               Individual Grants                                        5%                            10%
               -------------------------------------------------            ------------------------------------------------------
                Number of     % of Total
                Securities      Options    Exercise    Market
                Underlying    Granted to    or Base   Price on
                  Options     Employees      Price     Date of   Expiration  Stock Price                 Stock Price  Dollar Gain
Name            Granted (#)    in 2002      ($/Sh)    Grant ($)      Date        ($)     Dollar Gain ($)      ($)         ($)
----------------------------------------------------------------------------------------------------------------------------------
John R. Byers     40,000 2      15.5%        $6.80      $6.80     12/12/12     $11.08       $171,200        $17.67     $434,800
Kim D. Thorpe     20,000 2       7.8%        $6.80      $6.80     12/12/12     $11.08        $85,600        $17.67     $217,400
David L. Rader        --          --            --         --           --         --             --            --           --

1    The potential realizable values are calculated based on the fair market value of FPIC's common stock on the date of grant, which is equal to the exercise price of options granted in fiscal 2002, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential realizable values are net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent FPIC's estimate or projection of its future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings depend on the future performance of FPIC's common stock, overall stock market conditions and the option holder's continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

2    One-third of the options granted on December 12, 2002 vest on the one-year anniversary of the grant date, with an additional one-third of the options vesting on each of the next two anniversaries of the grant date.

                                OPTION EXERCISES

     The following table shows stock option exercises during 2002 by FPIC's named executive officers. In accordance with rules of the SEC, the table also includes information about David L. Rader, who resigned on October 31, 2002.

                                            Option Exercises in Fiscal 2002 and
                                            2002 Fiscal Year-End Option Values

                                                    Number of Securities Underlying    Value of Unexercised In-The-Money
                                                    Unexercised Options at 12/31/02          Options at 12/31/02 1
                                                   -----------------------------------------------------------------------
                     Shares Acquired    ($) Value
Name                  Upon Exercise      Realized    Exercisable     Unexercisable    ($) Exercisable   ($) Unexercisable

John R. Byers               --                 --      231,333           95,667                   --            4,000
Kim D. Thorpe               --                 --       78,734           56,866                   --            2,000
David L. Rader              --                 --        7,112            6,890 2                 --               --

1    Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The Value of Unexercised In-The-Money Options represents the difference between the exercise price of unexercised options and the closing market price of $6.90 on December 31, 2002 of FPIC's common stock. The actual value of unexercised options fluctuates with market activity.
2    As a result of Mr. Rader's resignation from First Professionals on October
31, 2002, unvested options totaling 36,997 were immediately forfeited.

                                RETIREMENT PLANS

     The following table sets forth the maximum annual benefits payable in the form of a straight life annuity under FPIC's qualified defined benefit retirement plan and, if eligible, FPIC's excess benefit plan, to an officer or employee retiring at age 65 with the specified combination of final average compensation (the average of the five consecutive years of compensation that give the highest average out of the ten latest years) and years of credited service. The benefit accrual rate is higher for compensation in excess of the Social Security wage base. For 2003, the Social Security wage base is $87,000. The amounts shown in the pension plan table attributable to the qualified defined benefit retirement plan and the excess benefit plan, if applicable, were calculated using Social Security covered compensation levels based upon the average age of three executives and have been calculated without reflection of the current limit of $200,000 on includible compensation. Mr. Byers is covered by the qualified defined benefit plan, but not the excess benefit plan. As of December 31, 2002, the credited Years of Service under the qualified defined benefit retirement plan of the following officers were as follows: Mr. Rader - fifteen years; Mr. Byers - four years; Mr. Thorpe - three years. Generally, compensation for purposes of the qualified defined benefit retirement plan and the excess benefit plan includes salary and annual bonus, as reported in the summary compensation table, including compensation that is contributed by FPIC pursuant to a salary reduction agreement and that is not currently includible in the individual's gross income by reason of the application of certain provisions of the Internal Revenue Code.

     The amounts listed in the Pension Plan Table are not subject to any deduction for Social Security or any other offset amounts.

                               PENSION PLAN TABLE

                                         Years of Service
              Average       -----------------------------------------
           Compensation             5           10           15
         -----------------  -----------------------------------------
            $  200,000        $  11,660    $   23,320   $   34,980
               300,000           18,660        37,320       55,980
               400,000           25,660        51,320       76,980
               500,000           32,660        65,320       97,980
               600,000           39,660        79,320      118,980
               700,000           46,660        93,320      139,980
               800,000           53,660       107,320      160,980
               900,000           60,660       121,320      181,980

     The qualified defined benefit retirement plan is a funded, tax-qualified, noncontributory plan that covers substantially all of FPIC's employees including executive officers. For the current year ending December 31, 2003, federal law limits the annual retirement benefit payable under the qualified defined benefit retirement plan to $160,000 and maximum covered compensation is limited to $200,000. The total number of years of service that may be taken into consideration under the qualified defined benefit retirement plan is limited to fifteen years. Optional forms of payment available under the qualified defined benefit retirement plan for a benefit commencement date prior to age 65 may result in substantially reduced payments to any employee electing such an option.

     The excess benefit plan provides a means of equalizing the benefits of those employees participating in the qualified defined benefit retirement plan, other than those individuals covered under the supplemental executive retirement plan ("SERP"), whose funded benefits under the qualified defined benefit retirement plan are or will be limited by the application of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Internal Revenue Code, or any applicable law or regulation. The excess benefit plan is a nonqualified plan, and benefits payable under the excess benefit plan are not funded and are payable out of FPIC's general funds.

     The SERP is an unfunded nonqualified plan. The SERP provides Mr. Byers, who has been selected as a participant by the compensation committee, with income at retirement. A participant in the SERP is eligible to retire and receive a retirement benefit beginning on the earlier of such participant's (i) early retirement date, (ii) disability retirement date or (iii) normal retirement date. The retirement benefit at the normal retirement date equals 60% of preretirement compensation (averaged over the highest three consecutive years of service), less qualified defined benefit retirement plan and all predecessor plans' benefits and Social Security benefits, multiplied by the percentage of benefits vested. Compensation for purposes of the SERP includes the salary of a participant as reported in the summary compensation table, but does not include bonuses. The early retirement benefit equals the retirement benefit at the normal retirement date, reduced by an early retirement factor for each month a participant's early retirement date occurs prior to the participant's normal retirement date. A participant terminating employment due to a permanent and total disability will be eligible for a disability retirement benefit equal to 60% of preretirement compensation, less qualified defined benefit retirement plan and all predecessor plans' benefits and Social Security benefits. In the event of the participant's death prior to retirement, the participant's surviving spouse will be eligible to receive a death benefit equal to 50% of the retirement benefit the participant would otherwise have been eligible to receive. Benefits attributable to the SERP are subject to reduction for Social Security benefits received by participants. The estimated annual retirement benefits for Mr. Byers were calculated using 2002 base salary; Social Security benefits were based on the maximum benefits payable for an individual retiring at age sixty-five in 2002; and qualified defined benefit retirement plan benefits were based on 2002 base salary, including bonuses, assuming fifteen years of service. The estimated annual retirement benefit from the SERP on December 31, 2002 is $38,327 for Mr. Byers.

     FPIC's qualified defined contribution plan has two components. FPIC allows employees to contribute up to 12.5% (100% effective January 1, 2003) of their compensation earned during the plan year, of which up to 2.5% is matched 100% by FPIC. In 2003, employees age 50 and older are permitted to make an additional contribution of up to $2,000. In addition, FPIC may make a discretionary contribution of up to 10% of each participant's compensation for the plan year. FPIC made discretionary contributions of 10% in each of 2000, 2001 and 2002.

     FPIC also offers a nonqualified deferred compensation plan to key employees selected by the board of directors who are participants in FPIC's qualified defined contribution plan, whose contributions are limited by the Internal Revenue Code. Mr. Byers currently participates in this plan. In this plan, key employees may defer into the plan all or a portion of their compensation. In addition, FPIC, at the discretion of the board of directors, may match the contributions made by key employees and may also make discretionary incentive contributions for key employees. Participants' account balances generally will be paid, as adjusted for investment gains or losses, following termination of employment. FPIC contributed $4,125 for Mr. Byers for 2002.

                        CERTAIN COMPENSATION ARRANGEMENTS

                              Employment Agreements

     FPIC has entered into employment agreements with Messrs. Byers and Thorpe. The employment agreements provide for a minimum annual salary and the opportunity for annual salary increases, incentive compensation and other compensation and perquisites as approved by the board of directors.

     Mr. Byers' employment agreement is for a term of three years and may be extended for an additional year by the board of directors prior to the end of each year. The term of Mr. Byers' employment under his employment agreement has been so extended each year and currently continues through December 31, 2005. If the board of directors does not extend the employment agreement by the end of any year, Mr. Byers may terminate his employment by providing at least 90 days written notice of such termination. Upon such termination, Mr. Byers would continue to receive his annual salary and benefits for the remaining term of his employment agreement or until commencing work for a competing company. Under the employment agreement, Mr. Byers' minimum annual salary for 2003 is $473,720. Mr. Byers may also terminate his employment in the event of a constructive discharge and continue to receive annual salary and benefits for the remaining term of his employment agreement. In the event that payments or benefits under the employment agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest, penalty or addition to tax with respect to such excise tax, the employment agreement provides for cash gross up payments intended to put Mr. Byers in the same position as though no excise tax, penalty or interest had been imposed upon or incurred as a result of any payment or benefits.

     Mr. Thorpe's employment agreement is for a term of two years and may be extended for an additional year by the board of directors prior to the end of each year. The term of Mr. Thorpe's employment under his employment agreement has been so extended and currently continues through December 31, 2004. If the board of directors does not extend the employment agreement by the end of any year, Mr. Thorpe may terminate his employment by providing at least 90 days written notice of such termination. Upon such termination, Mr. Thorpe would continue to receive his annual salary and benefits for the remaining term of his employment agreement or until commencing work for a competing company. Under the employment agreement, Mr. Thorpe's minimum annual salary for 2003 is $312,920. Mr. Thorpe may also terminate his employment in the event of a constructive discharge and continue to receive annual salary and benefits for the remaining term of his employment agreement.

     Mr. Rader, who resigned on October 31, 2002, was a party to an employment agreement with FPIC in effect at the time of his resignation. Mr. Rader's employment agreement was fully replaced by a consulting agreement effective as of November 1, 2002. Under the consulting agreement, Mr. Rader will receive compensation of $19,000 per month, in addition to a $2,000 per month auto allowance and reimbursement for reasonable out-of-pocket expenses, for a period of twenty months beginning November 1, 2002.

                              Severance Agreements

     FPIC has entered into severance agreements with Messrs. Byers and Thorpe. The severance agreements, which apply in the case of a change of control of FPIC, provide that if at any time during the coverage period, as defined under the severance agreements, the employment of an individual covered under the severance agreements is terminated by FPIC for any reason other than cause, death or disability, or by such individual in the event of a constructive discharge, FPIC will pay severance in a lump sum cash amount equal to three times the sum of such individual's (i) annual salary and (ii) the greater of the target bonus opportunity for the current calendar year or the average of the annual bonuses for the three prior calendar years. In the event that payments or benefits under the severance agreements are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code or any interest, penalty or addition to tax with respect to such excise tax, the severance agreements provide for cash gross up payments intended to put Messrs. Byers and Thorpe in the same position as though no excise tax, penalty or interest had been imposed upon or incurred as a result of any payment or benefits.

     If Messrs. Byers and Thorpe are entitled to receive benefits under both their employment agreements and their severance agreements, then each will be permitted to select and receive benefits under either his employment agreement or his severance agreement, but not benefits from both the employment agreement and the severance agreement.

                      REPORT OF THE COMPENSATION COMMITTEE,
                                  INTERLOCKS,
                             INSIDER PARTICIPATION

     During fiscal year 2002, no executive officer of FPIC served as a director of, or as a member of the compensation or equivalent committee of, any other entity, one of whose executive officers served on FPIC's board of directors' compensation committee or otherwise as a member of the board of directors.

     Notwithstanding anything to the contrary set forth in any of FPIC's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this proxy statement, in whole or in part, the following committee report on compensation shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE

     THE BUDGET AND COMPENSATION COMMITTEE PRESENTS THIS REPORT ON THE RESPONSIBILITIES OF THE BUDGET AND COMPENSATION COMMITTEE OF FPIC'S BOARD OF DIRECTORS, RELATING TO THE COMPENSATION OF FPIC'S EMPLOYEES, ITS CHIEF EXECUTIVE OFFICER AND OTHER NAMED EXECUTIVE OFFICERS. THE BUDGET AND COMPENSATION COMMITTEE IS COMPOSED OF SIX OUTSIDE DIRECTORS AND OPERATES PURSUANT TO A WRITTEN CHARTER. THE COMMITTEE RETAINS INDEPENDENT CONSULTANTS FROM TIME TO TIME TO ASSIST IN ITS ASSESSMENT OF COMPENSATION PROGRAMS.

     GOAL OF THE COMPENSATION COMMITTEE. THE GOAL OF THE COMMITTEE IS TO ESTABLISH REMUNERATION IN AN APPROPRIATE, FAIR MANNER, WITH COMPENSATION THAT IS LINKED TO FPIC'S STRATEGIC BUSINESS OBJECTIVES AND FURTHER, IS JUSTIFIABLE, COMPARABLE AND PROVIDES INCENTIVES FOR RETENTION AND LONGEVITY.

     PHILOSOPHY OF THE COMPENSATION COMMITTEE. THE COMMITTEE'S PHILOSOPHY ON THE INCENTIVE COMPONENTS OF COMPENSATION INCLUDES THE ESTABLISHMENT OF PERFORMANCE GOALS. SUCH VARIABLE COMPENSATION PROVIDES FOR AWARD OPPORTUNITIES BASED ON INDIVIDUAL PERFORMANCE, CORPORATE PERFORMANCE AND ON THE INDIVIDUAL'S ABILITY TO AFFECT FPIC'S ANNUAL RESULTS AND MARKET COMPETITIVENESS. SUCH VARIABLE COMPENSATION IS FURTHER DESIGNED TO ATTRACT AND RETAIN HIGH-PERFORMING EXECUTIVES FOCUSED ON INCREASING SHAREHOLDER VALUE AND FPIC'S PERFORMANCE.

     STRUCTURE OF THE COMPENSATION PROGRAM. FPIC'S EXECUTIVE COMPENSATION PROGRAM IS STRUCTURED TO INCLUDE BASE SALARY, ANNUAL BONUS, LONG-TERM COMPENSATION AND RETIREMENT AND DISABILITY BENEFITS. EACH COMPONENT IS DESIGNED IN RELATION TO THE OTHER COMPONENTS TO OFFER MANAGEMENT COMPETITIVE REMUNERATION AND INCENTIVES TO ENHANCE SHAREHOLDER VALUE. DURING

2002, EXECUTIVE OFFICERS WERE ALSO ELIGIBLE FOR OTHER EMPLOYEE BENEFITS AS SET FORTH IN THE SUMMARY COMPENSATION TABLE FOUND ELSEWHERE IN THIS PROXY STATEMENT.

     BASE SALARY. BASE SALARY, FOR EXECUTIVES, WAS ESTABLISHED AT A LEVEL THAT THE COMPENSATION COMMITTEE BELIEVES IS BOTH APPROPRIATE AND CONSISTENT WITHIN THE INDUSTRY AND RELATIVE TO OTHER PEER COMPANIES. FOR 2002, THE BASE SALARIES OF CONTINUING EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE RANGED FROM 73% TO 76% OF THEIR TOTAL ANNUAL CASH COMPENSATION (BASE SALARY PLUS BONUS). THERE ARE MANY CRITERIA USED IN DETERMINING THE APPROPRIATE EXECUTIVE SALARY LEVEL, INCLUDING, BUT NOT LIMITED TO, CONTRIBUTION TO PERFORMANCE, SCOPE OF RESPONSIBILITY, PRODUCTIVITY, EXPENSE AND RISK CONTROL, MANAGEMENT DEVELOPMENT AND STRATEGIC PLANNING.

     BONUS PROGRAM. FPIC'S BONUS PROGRAM PROVIDES FOR THE ESTABLISHMENT OF A BONUS POOL AS A DIRECT INCENTIVE TO IMPROVE THE FINANCIAL RESULTS OF FPIC. THIS BONUS PROGRAM IS ASSESSED THROUGH A FORMAL EVALUATION OF OVERALL FPIC PERFORMANCE AND SPECIAL CIRCUMSTANCES, WHICH INCLUDES, BUT IS NOT LIMITED TO, TARGETS IN REVENUES AND EARNINGS, AS WELL AS, SUBJECTIVE EVALUATION OF EACH EMPLOYEE IN THE AREAS OF, AMONG OTHERS, QUALITY OF WORK, RELIABILITY, INITIATIVE AND CREATIVITY. THE MAXIMUM FORMULA BONUS FOR ALL EMPLOYEES WAS DETERMINED AS A PERCENTAGE, RANGING FROM 6% TO 45% OF BASE SALARY. FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER, THE MAXIMUM BONUS AWARD, AS A PERCENTAGE OF BASE SALARY, IS 45%. BASED ON FPIC'S FINANCIAL PERFORMANCE IN 2002, ACTUAL BONUS PERCENTAGES FOR THE YEAR RANGED FROM APPROXIMATELY 6% TO 37% OF BASE SALARY.

     LONG-TERM INCENTIVE COMPENSATION. LONG-TERM INCENTIVE COMPENSATION FOR EXECUTIVES IS DESIGNED TO MOTIVATE AND REWARD THE CREATION OF LONG-TERM SHAREHOLDER VALUE BY LINKING EXECUTIVE COMPENSATION WITH GAINS REALIZED BY SHAREHOLDERS. THROUGH FPIC'S OMNIBUS INCENTIVE PLAN, FPIC GRANTS FROM TIME TO TIME STOCK OPTIONS TO FPIC'S EXECUTIVES AND OTHER EMPLOYEES. FPIC ALSO OFFERS AN EMPLOYEE STOCK PURCHASE PLAN AND AN OPTION UNDER ITS 401(K) PLAN FOR FPIC'S EXECUTIVES AND OTHER EMPLOYEES TO PURCHASE FPIC'S COMMON STOCK.

     RETIREMENT AND DISABILITY BENEFITS. FPIC'S OVERALL COMPENSATION PACKAGE FOR ITS EXECUTIVE OFFICERS ALSO INCLUDES VARIOUS EMPLOYEE BENEFITS, INCLUDING RETIREMENT AND DISABILITY BENEFITS. GENERALLY, THE BENEFITS OFFERED TO SUCH PERSONS SERVE A DIFFERENT PURPOSE THAN DO THE OTHER COMPONENTS OF COMPENSATION. IN GENERAL, THESE BENEFITS PROVIDE PROTECTION AGAINST FINANCIAL LOSS THAT CAN RESULT FROM ILLNESS, DISABILITY OR DEATH. BENEFITS OFFERED TO EXECUTIVE OFFICERS ARE SIMILAR TO THOSE THAT ARE OFFERED TO FPIC'S OTHER EMPLOYEES, WITH SOME VARIATION PRIMARILY TO PROMOTE TAX EFFICIENCY AND REPLACEMENT OF BENEFIT OPPORTUNITIES LOST DUE TO REGULATORY LIMITS.

     EACH YEAR THE COMPENSATION COMMITTEE REVIEWS EXECUTIVE COMPENSATION PROGRAMS TO ENSURE THAT THEY ARE ALIGNED WITH FPIC'S LONG AND SHORT-TERM PERFORMANCE GOALS AND OBJECTIVES. THE COMPENSATION COMMITTEE WILL ALSO CONSIDER, AS PART OF THIS REVIEW, ANY CHANGES IN LAWS AND REGULATIONS GOVERNING COMPENSATION PROGRAMS AND WILL OFTEN SEEK ADVICE FROM COUNSEL AND OTHER INDEPENDENT THIRD PARTIES.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. SECTION 162(m) OF THE INTERNAL REVENUE CODE LIMITS FPIC'S ABILITY TO DEDUCT, FOR FEDERAL INCOME TAX PURPOSES, CERTAIN COMPENSATION IN EXCESS OF $1 MILLION PER YEAR PAID TO INDIVIDUAL OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE

UNLESS SUCH COMPENSATION IS "PERFORMANCE-BASED." THE AMOUNT OF COMPENSATION PAID TO EACH OF THE NAMED OFFICERS DURING FISCAL YEAR 2002 WAS LESS THAN $1 MILLION. IT IS POSSIBLE FOR FPIC TO COMPENSATE OR MAKE AWARDS THAT MAY EITHER QUALIFY OR NOT QUALIFY AS PERFORMANCE-BASED COMPENSATION DEDUCTIBLE UNDER SECTION 162(m). THE COMPENSATION COMMITTEE, IN STRUCTURING COMPENSATION PROGRAMS FOR ITS TOP EXECUTIVE OFFICERS, INTENDS TO GIVE STRONG CONSIDERATION TO THE DEDUCTIBILITY OF AWARDS.

     THE BOARD OF DIRECTORS BELIEVES FPIC HAS IMPLEMENTED AN EXECUTIVE COMPENSATION POLICY THAT SERVES TO RETAIN, MOTIVATE AND REWARD MANAGEMENT WHILE ALIGNING MANAGEMENT'S INTERESTS CLOSELY WITH THOSE OF FPIC AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS HAS NEITHER MODIFIED NOR REJECTED, IN ANY MATERIAL WAY, ANY ACTION OR RECOMMENDATIONS OF THE COMMITTEE. FPIC'S COMPENSATION POLICIES REFLECT THE ADVICE OF AN INDEPENDENT EXECUTIVE COMPENSATION CONSULTANT WHO IS RETAINED FROM TIME TO TIME TO REVIEW FPIC'S COMPENSATION PRACTICES.



                                      Budget and Compensation Committee
                                      Report Submitted by:

                                      GUY T. SELANDER, M.D., CHAIRMAN
                                      GASTON J. ACOSTA-RUA, M.D.
                                      JOHN K. ANDERSON, JR.
                                      RICHARD J. BAGBY, M.D.
                                      JOAN D. RUFFIER
                                      DAVID M. SHAPIRO, M.D.

                                PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return for FPIC's common stock, the Russell 2000 index and two custom peer groups for the five-year period ended December 31, 2002.

     The FPIC 2002 custom peer group, which is indicated on the performance graph by a single asterisk ("*"), represents a new peer group that comprises performance data for American Physicians Capital, Inc. (since December 8, 2000 as a result of its initial public offering of stock); MIIX Group, Inc. (since July 30, 1999 as a result of its initial public offering of stock); NCRIC Group, Inc. (since July 29, 1999 as a result of its initial public offering of stock); SCPIE Holdings, Inc.; Medical Assurance, Inc. and Professionals Group, Inc. (both companies through June 27, 2001 as a result of the merger of Medical Assurance, Inc. and Professionals Group, Inc. to form ProAssurance Corporation); ProAssurance Corporation (since June 28, 2001 as a result of the merger of Medical Assurance, Inc. and Professionals Group, Inc. on June 27, 2001).

     The FPIC 2001 custom peer group, which is indicated on the performance graph by a double asterisk ("**"), represents a peer group that comprises performance data for American Physicians Capital, Inc. (since December 8, 2000 as a result of its initial public offering of stock); MIIX Group, Inc. (since July 30, 1999 as a result of its initial public offering of stock); St. Paul Companies, Inc.; SCPIE Holdings, Inc.; Medical Assurance, Inc. and Professionals Group, Inc. (both companies through June 27, 2001 as a result of the merger of Medical Assurance, Inc. and Professionals Group, Inc. to form ProAssurance Corporation); ProAssurance Corporation (since June 28, 2001 as a result of the merger of Medical Assurance, Inc. and Professionals Group, Inc. on June 27,
2001).

     The FPIC 2002 custom peer group is selected as a result of changes in the FPIC 2001 custom peer group companies that affect the performance graph, as noted above, including the voluntary withdrawal of St. Paul Companies, Inc. from the professional liability insurance sector and the merger of Professionals Group, Inc. and Medical Assurance, Inc. to form ProAssurance Corporation. In addition, NCRIC Group, Inc. has been added to the FPIC 2002 custom peer group beginning July 29, 1999.

     The graphs assume an investment on December 31, 1997 of $100 in each of FPIC's common stock, the stocks comprising the Russell 2000 index and the common stocks of the two custom peer groups of companies. The graph further assumes that all paid dividends were reinvested. The Russell 2000 index and the two peer groups are weighted by market capitalization. SNL Financial LC of Charlottesville, Virginia, prepared the calculations for the information below.

     Notwithstanding anything to the contrary set forth in any of FPIC's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this proxy statement, in whole or in part, the information provided in this section regarding stock performance shall not be incorporated by reference into any such filings.

                           [STOCK PERFORMANCE GRAPH]

                           FPIC INSURANCE GROUP, INC


                            TOTAL RETURN PERFORMANCE






                              [PERFORMANCE GRAPH]







                                                             PERIOD ENDING
                                ----------------------------------------------------------------------
INDEX                             12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
------------------------------------------------------------------------------------------------------
FPIC Insurance Group, Inc.         100.00      164.16       57.30       31.55       50.82       23.69
Russell 2000                       100.00       97.45      118.17      114.60      117.45       93.39
FPIC 2002 Custom Peer Group*       100.00      105.56      105.82       71.27       91.12       68.62
FPIC 2001 Custom Peer Group**      100.00       87.77       87.10      138.51      119.16       94.45

*The FPIC 2002 Custom Peer Group includes ProAssurance Coporation, MIIX Group, Inc., SCPIE Holdings, Inc., American Physicians Capital, Inc., and NCRIC Group, Inc.

**The FPIC 2001 Custom Peer Group includes ProAssurance Coporation, MIIX Group, Inc., SCPIE Holings, Inc., American Physicians Capital, Inc., St. Paul Companies, Inc., as well as historical data for Medical Assurance, Inc., and Professionals Group, Inc.

                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

     M. C. Harden, III, has served as a director since 2001. Mr. Harden is also chairman of the board and president and a majority shareholder of Harden & Associates, Inc. ("Harden & Associates"), an insurance broker and risk management and employee benefits consultant, located in Jacksonville, Florida. Harden & Associates acts as an agent for First Professionals, FPIC's largest insurance subsidiary, and to a lesser extent for APAC, another of FPIC's insurance subsidiaries. Commission expense incurred by FPIC and commission income earned by Harden & Associates as a result of such agency relationship totaled approximately $236,000 for 2002. Harden & Associates also acts as a broker for FPIC in the procurement of various business insurance coverages. Brokerage fees earned by Harden & Associates as a result of its brokerage relationship with FPIC were approximately $91,000 for fiscal year 2002.

     Kenneth M. Kirschner has served as a director since the 2002 annual meeting of shareholders. Mr. Kirschner is a member of Kirschner & Legler, P.A., a law firm in Jacksonville, Florida, retained by FPIC beginning April 2001. Legal fees incurred by FPIC and earned by Kirschner & Legler, P.A. were less than $60,000 for fiscal year 2002.

     In connection with FPIC's acquisition of APAC in 1998, FPIC, APAC and APA Management, Inc. ("APA Management") are parties to a management agreement pursuant to which APA Management provides insurance management and administrative services on behalf of APAC. The management agreement expires on December 31, 2003, subject to the renewal provisions of the agreement. Under the APAC acquisition agreement, APA Management appoints a designee to the boards of directors of both FPIC and First Professionals, so as long as the APAC management agreement remains in effect. Gene C. Witherspoon has served as APA Management's designee to FPIC's board of directors since 2001. Mr. Witherspoon is the president and chief operating officer and a director of APA Management. Elizabeth Moya has served as APA Management's designee to First Professionals' board of directors since 1999. Ms. Moya is an officer and director of APAC and a director of APA Management. Mr. Witherspoon and Ms. Moya have each agreed to resign their respective directorships, if so requested, should the APAC management agreement terminate prior to the expiration of their respective terms.

     The APAC management agreement also provides that APA Management will receive an annual management fee of 10.5% on the first $8 million of written premiums, 7% on written premiums between $8 million and $10 million and 6% on all written premiums in excess of $10 million. In addition, APA Management will receive an annual 4% claims management fee. Management fees incurred by FPIC and earned by APA Management totaled approximately $3.7 million for 2002 (approximately $2.7 million in annual service fees and consulting fees (see the discussion below regarding consulting services) plus approximately $1.0 million in claims management fees). Pursuant to the management agreement, APA Management is obligated to pay certain of APAC's expenses out of these management fees, including agents' commissions, investment management fees, audit fees, tax preparation fees, actuarial fees and expenses and state regulatory examination costs. The APAC management agreement also provides that anesthesiologist business produced by First Professionals or its respective agents will be transferred to APAC upon renewal, assuming the insured agrees, and that APA Management will receive an annual 1% service fee on such business. In addition, in 1999, APA Management entered into a claims administration agreement with First Professionals to administer covered claims with respect to First Professionals medical professional liability policies covering anesthesiologists for an annual aggregate fee of 2.5% of gross earned premiums. First Professionals paid APA Management $161,756 during 2002 for claims administration. FPIC has an indirect financial interest in APA Management through its 9.9% interest in American Professional Assurance, Ltd. ("APAL"), which owns 100% of APA Management. Mr. Witherspoon has served as a director of APAL since 1998 and Ms. Moya has served as a director of APAL since 1993. Mr. Byers has served as a director of APAL since October 2000.

     FPIC also entered into a consulting agreement with Consulting Group of APA, Inc. ("CGA") in 1998 to provide consulting services to APAC, for which CGA receives a $500,000 annual consulting fee. Frank Moya, M.D., a former director of FPIC, is the sole shareholder of CGA. Dr. Moya also serves as chief executive officer and a director of APAC, chairman of the board of APAL, chief executive officer and a director of APA Management and chairman of the board of APAL (SPC) Limited (see discussion regarding APAL (SPC) Limited below). Four consultants, including Dr. Moya and Ms. Moya, provide consulting services to APAC under this agreement.

     On July 1, 1998, First Professionals and APAC entered into a quota share reinsurance agreement with APAL whereby these two FPIC subsidiaries agreed to cede a 25% quota share portion of all business written by them related to anesthesiologists and certain related specialties to APAL. First Professionals and APAC maintain collateral from APAL in the form of assets in trust and an irrevocable letter of credit corresponding with applicable reinsurance recoverable balances. During 2002, FPIC ceded premiums of approximately $8.4 million to APAL and received ceding commissions of $1.6 million.

     Effective 2001, APAL formed a new subsidiary, APAL (SPC) Limited, which was established in accordance with Section 235(1) of the Company Law 2nd Revision of Caymanian Law as a segregated portfolio corporation. FPIC, through its subsidiaries Employers Mutual, Inc. ("EMI") and APAC, has developed alternative risk insurance programs for insureds, whereby segregated portfolio corporations have been formed for each to assume workers' compensation risks. APAC receives a fee for the use of its policy forms and does not retain the underwriting risks or incur the administrative expenses under these programs. Like other reinsurance agreements, APAC remains liable to the insureds under these programs as the primary insurer in the event APAL (SPC) Limited or other reinsurers under these programs were not to perform. Therefore, APAC maintains collateral in the form of assets in trust and an irrevocable letter of credit corresponding with applicable reinsurance recoverable balances. During 2002, ceded premiums written related to its agreement with APAL (SPC) Limited were $21.0 million.

     Mr. Byers has served as a director of FPIC since July 2000 and as president and chief executive officer since September 2000. Mr. Byers also serves on the board of governors of Physicians' Reciprocal Insurers ("PRI"), a New York medical professional liability insurance reciprocal, for which FPIC provides reciprocal management services, through its wholly-owned subsidiary, Administrators for the Professions, Inc. ("AFP").

     Beginning in July 1998, First Professionals began assuming reinsurance from PRI under various reinsurance agreements. Assumed premiums written and premiums earned were $12.3 million in 2002. During 2002, losses incurred totaled $3.5 million and ceding commissions were $3.1 million.

     Effective January 2000, First Professionals entered into a 100% quota share reinsurance agreement with PRI to assume PRI's death, disability and retirement risks under its claims-made insurance policies in exchange for cash and investments in the amount of $47 million. During 2000, a valuation under generally accepted accounting principles ("GAAP") of the underlying liability was completed and a deferred credit in the amount of $13.2 million was recognized. The deferred credit, which will be amortized into income over twenty years, represents the difference between the GAAP valuation of the liability and the initial premium received. The liability was calculated using benefit assumptions and elements of pension actuarial models (i.e., mortality, morbidity, retirement, interest and inflation rate assumptions). In connection with the agreement, First Professionals recognized a 5% ceding commission expense, which is being deferred and amortized as premiums are earned under the agreement.

     Pursuant to a management agreement dated January 1, 1999 entered into by PRI and AFP and under New York Insurance Law, AFP is at all times entitled to nominate one-third of the total number of PRI's directors. Mr. Byers has served on PRI's board of governors since August 2000. Mr. Byers receives board fees as a result of his directorship on the same basis as other PRI directors. Board fees earned by Mr. Byers and incurred by PRI totaled $71,500 in 2002.

     In accordance with the PRI management agreement, AFP performs underwriting, administrative and investment functions on PRI's behalf for which it receives compensation. Compensation under the agreement as originally in effect was equal to 13% of PRI's direct premiums written, with an adjustment for expected return premiums, plus or minus 10% of PRI's statutory net income or loss. In addition, the management agreement provided that AFP was to be reimbursed by PRI for certain expenses paid by AFP on PRI's behalf, namely salaries and related payroll costs of personnel in AFP's claims, legal and risk management departments. During 2002, the agreement was amended by AFP and PRI to remove the sharing by AFP of 10% of PRI's statutory net income or loss, effective January 1, 2002. With regard to profit sharing amounts already earned and collected, AFP has agreed to hold the years 1999, 2000 and 2001 open for re-determination and possible adjustment for a period of five years (expiring 2004, 2005 and 2006, respectively.) Such adjustments would be based primarily on development of and related adjustments, if any, to loss and loss adjustment expense for those years. AFP has earned and collected profit sharing amounts under the original agreement totaling $3.6 million for the three years ended December 31, 2001. In accordance with the amended agreement, AFP has agreed to pay 6% annual interest on the 10% profit sharing amounts already earned and collected under the original agreement for 1999, 2000 and 2001, while those years remain open for possible future re-determination and adjustment, if any. In addition, AFP will be reimbursed for 100% of the costs of the risk management department it maintains for PRI insureds, for which it is not already reimbursed, compared with 50% under the previous agreement. The management agreement and amendments were reviewed and approved by the New York State Insurance Department. During 2002, claims administration and management fees earned were $24.3 million and reimbursed expenses were $14.2 million.

     Effective July 1, 2000, First Professionals entered into an agreement with PRI whereby First Professionals, through FPIC's 70% owned subsidiary, Professional Medical Administrators, LLC ("PMA"), manages a medical professional liability insurance program for PRI. Effective January 1, 2003, FPIC owns 80% of PMA. Under this program, whereby business is written on First Professionals' policy forms and ceded to PRI under a 100% quota share reinsurance agreement, FPIC receives a fronting fee of 7% and PMA receives an administration fee of 20% of premiums written in return for its services to PRI, which include underwriting, claims management and other administration. Effective January 2002, the terms of this agreement were amended to cede 100% of the premiums written to PRI. The amendment has been filed with the New York State Insurance Department. During 2002, direct premiums written totaled $11.3 million, ceded premiums written totaled $11.2 million and ceding commission earned totaled $3.0 million.

     All of the physician members of FPIC's board of directors are also policyholders of First Professionals or FPIC's other insurance company affiliates, and as such, may experience claims from time to time in the usual course of business that may require coverage under their policies that First Professionals or FPIC's other insurance company affiliates would provide to any policyholder.

                                   PROPOSAL 2
                                AMENDMENT TO THE
                          EMPLOYEE STOCK PURCHASE PLAN

     FPIC's Employee Stock Purchase Plan (the "Plan") was adopted in 1996 to encourage employees to purchase and own stock in FPIC, thereby promoting their increased interest in FPIC's affairs, growth and development.

     The board of directors of FPIC has adopted a resolution approving and recommending to FPIC's shareholders for their approval an amendment to the Plan. The amendment will increase the number of shares of FPIC's common stock issuable under the Plan to 220,000 shares from 120,000 shares.

     The Plan as it is proposed to be amended is set forth in Exhibit A to this Proxy Statement. If the amendment is adopted, it will become effective immediately.

                        REASON FOR THE PROPOSED AMENDMENT

     The board of directors believes that the ability for employees to purchase and own stock in FPIC provides an additional incentive for such employees to work for the benefit of FPIC and its shareholders. The increase in the number of shares authorized for issuance under the Plan is sought because only 11,279 shares remain available to be issued under the Plan. An increase in the number of shares authorized for issuance by 100,000 shares is sought to restore the total number of available shares for issuance under the Plan to an appropriate level considering these objectives. The board of directors has approved such amount.

                                    THE PLAN

     ADMINISTRATION. The Plan committee as appointed by the board of directors of FPIC administers the Plan on behalf of eligible employees of FPIC who have been employed not less than two years and who work more than 20 hours per week. As of April 15, 2003, approximately 341 individuals were eligible to participate.

     GRANTING OF OPTIONS. The granting of an option to an employee gives the employee a right to purchase from FPIC a stated number of shares at a specified price.

     OPTION PRICE. The option price per share shall not be less than the lesser of (i) an amount equal to 85% of the fair market value of a share at the time such option is granted or (ii) an amount equal to 85% of the fair market value of a share at the time such option is exercised. Fair market value is determined based on the closing market price of such shares on such date. As of April 21, 2003, the closing price of FPIC's common stock on the Nasdaq National Market was $8.24.

     EXERCISE OF OPTIONS. FPIC provides payroll deduction for all participating employees. Employee contributions through payroll deduction shall not exceed 10% of a participant employee's base salary or such lesser amount as the Committee may prescribe. Employees are limited to purchasing in any calendar year no more than the number of shares determined by dividing the employee's annual base salary as of the first day of the calendar year, or $25,000, whichever is less, by the fair market value of a share at such day. Employees who own 5% or more of the voting power or value of FPIC's common stock are not eligible to participate in the Plan.

     NUMBER OF SHARES. A total of 120,000 shares have previously been authorized for issuance pursuant to the Plan. As of March 31, 2003, approximately 108,721 shares have previously been issued. If shareholders approve the proposed amendment to the Plan, a total of 220,000 shares will be authorized for issuance, of which approximately 111,279 or 1.2% of the 9,415,548 total shares outstanding at March 31, 2003, will be available for future issuance.

     AMENDMENT AND TERMINATION. The Plan may be amended by the board of directors of FPIC, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Florida law, the Internal Revenue Code of 1986, as amended (the "Code", including without limitation, Code Section 423 and Treasury Regulation Section 1.423-2(c)(4) thereunder), any exemption from Section 16 of the Exchange Act (including without limitation, SEC Rule 16b-3) for which FPIC intends Section 16 persons to qualify, any national securities exchange or system on which shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations.

     The Plan may be terminated at any time, provided however, that no such termination shall in any way affect the rights of the holders of outstanding options to purchase shares in accordance with the provisions of the Plan.

                                TAX CONSEQUENCES

     It is the intention of FPIC that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code.

     Under the Code as currently in effect, there are no federal income tax consequences in connection with the acquisition of common stock under the Plan until the year in which the participant disposes of the shares, or, if earlier, the year in which the participant dies. If the participant makes a lifetime transfer of the shares, then the income tax consequences will depend on whether or not the sale takes place within two years after the first business day (the "offering date") of the applicable option period in which the participant bought the shares.

     If the participant sells the shares more than two years after the applicable offering date, then the participant will recognize ordinary income in an amount equal to the lesser of (1) 15% of the fair market value of the shares on the applicable offering date or (2) the amount by which the fair market value of the shares at the time of the sale exceeds the amount paid for the shares, and FPIC will not be entitled to any income tax deduction. If the participant sells the shares within two years after the applicable offering date, the participant will generally recognize ordinary income in the amount by which the fair market value of the shares on the applicable exercise date exceeds the amount paid for the shares, and FPIC will be entitled to a corresponding income tax deduction.

     If the participant dies before disposing of the shares (whether or not within two years after the applicable offering date), the participant will be subject to ordinary income tax in an amount equal to the lesser of (1) 15% of the fair market value of the shares on the applicable offering date, or (2) the amount, if any, by which the fair market value of the shares as of the date of death exceeds the amount actually paid for the shares.

     In any case, the participant may also have a capital gain or loss (long-term or short-term depending on the length of time the shares were held) in an amount equal to the difference between the amount realized on the sale and the participant's adjusted tax basis in the shares (the amount paid for the shares plus the amount of ordinary income which the participant must recognize at the time of the sale).

     The rules governing the tax treatment of stock-based compensation are very technical. Moreover, statutory provisions are subject to change, as are related interpretations, and application may vary in individual circumstances. Finally, the tax consequences under applicable state and local tax laws may not be the same as under the federal tax laws. Individuals who have received stock-based compensation under any of FPIC's plans are encouraged to consult with their own tax advisors regarding tax consequences.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
               THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                               EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2002

                                 Number of Securities        Weighted-Average           Number of Securities Remaining
                                   to be Issued Upon        Exercise Price of        Available for Future Issuance Under
Plan Category                        Exercise of           Outstanding Options,     Equity Compensation Plans (Excluding
                                 Outstanding Options,      Warrants and Rights       Securities Reflected in Column (a))
                                 Warrants and Rights

                                          (a)                       (b)                                (c)
Equity Compensation Plans
Approved by Security                   2,003,862                   16.26                            569,920
Holders

Equity Compensation Plans
Not Approved by Security                      --                      --                                 --
Holders

Total                                  2,003,862                   16.26                            569,920

                         INDEPENDENT PUBLIC ACCOUNTANTS

     FPIC's board of directors has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to act as FPIC's independent accountants for fiscal year 2003, subject to satisfactory fee negotiations that will occur later in 2003. PricewaterhouseCoopers was initially appointed and has served as FPIC's independent accountants since fiscal year 2000. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting and will be available to respond to appropriate questions and have the opportunity to make a statement, if they desire to do so.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Aggregate fees for professional services rendered for FPIC by PricewaterhouseCoopers as of or for the years ended December 31, 2002 and 2001, were:

                                      2002         2001
                                  ------------------------
                  Audit            $ 463,000    $ 366,000
                  Audit Related       88,000      110,000
                  Tax                187,000      149,000
                  All Other            4,000            -
                                  ------------------------
                  Total            $ 742,000    $ 625,000
                                  ========================

     The AUDIT fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of the consolidated financial statements of FPIC and subsidiary audits, including statutory audits, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

     The AUDIT RELATED fees for the years ended December 31, 2002 and 2001, respectively, were for assurance and related services related to employee benefit plan audits and accounting consultations concerning financial accounting and reporting standards.

     TAX fees for the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, including the preparation of tax returns, tax planning services and tax advice services, including assistance with Internal Revenue Service audits during 2002.

     ALL OTHER fees include fees rendered for all other services, including but not limited to procedures related to financial systems implementation and design; information systems reviews not performed in connection with the audit; employee benefit plan advisory services; treasury advisory services; and information technology consulting.

     The audit committee has considered the nonaudit services provided by PricewaterhouseCoopers and believes such services to be compatible with maintaining PricewaterhouseCoopers' independence.


                              SHAREHOLDER PROPOSALS
                                 FOR INCLUSION
                         IN NEXT YEAR'S PROXY STATEMENT

     We must receive proposals of shareholders, intended to be presented at the 2004 annual meeting of shareholders, on or before December 31, 2003, in order for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting, pursuant to Rule 14a-8 of the SEC. These proposals should be sent to FPIC's secretary via facsimile to (904) 633-9579 or by mail to the office of the secretary, 225 Water Street, Suite 1400, Jacksonville, Florida 32202 or by e-mail to IR@FPIC.COM attention the secretary. Any such proposals must comply with SEC Rule 14a-8.

     In addition, under Article I, Section 12 of FPIC's Bylaws and pursuant to Rule 14a-5(e)(2) of the SEC, a proposal for action to be presented by any shareholder at the annual meeting of shareholders shall be out of order and shall not be acted upon unless:

     - specifically described in our notice to all shareholders of the meeting and the matters to be acted upon thereat, or

     - the proposal shall have been submitted in writing to the secretary at the above fax number or mailing address or email address and received at our principal executive office prior to December 31, 2003, and such proposal is, under law, an appropriate subject for shareholder action.

          To be in proper form, any such shareholder's notice to the secretary regarding nominations for election as a director or business proposed to be brought before any shareholder meeting shall set forth the following:

          (a) the name and address of the shareholder who intends to make the nominations or propose the business and, if applicable, of the person or persons to be nominated;

          (b) a representation that the shareholder is a holder of record of stock of FPIC entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons or propose the business specified in the notice;

          (c) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

          (d) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or the matter been proposed, by the board of directors; and

          (e) if applicable, the consent of each nominee to serve as director of FPIC if so elected.

     The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

                         ANNUAL REPORT ON SEC FORM 10-K

     FPIC will provide, without charge, to each security holder solicited, a copy of FPIC's annual report on Form 10-K filed with the SEC, for the most recent year, including financial statements, financial statement schedules and a listing of all exhibits to Form 10-K. FPIC will also furnish a copy of any exhibit, upon payment of a reasonable fee to cover the cost of copying and mailing the exhibit. Requests should be directed to the attention of Investor Relations, FPIC Insurance Group, Inc., 225 Water Street, Suite 1400, Jacksonville, FL 32202. Requests may also be submitted through FPIC's web site at http://www.fpic.com, via e-mail at ir@fpic.com or by calling Investor Relations at (904) 354-2482 ext. 3287.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by FPIC, including expenses in connection with the preparation and mailing of this proxy statement. We have engaged Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for an estimated fee of $6,500 plus out-of-pocket expenses. We will reimburse banks, brokers, and nominees, including fiduciaries and custodians, for reasonable expenses incurred in sending proxy materials to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers and other employees of FPIC.

                                 OTHER BUSINESS

     The board of directors is not aware of any other matters that will be presented for action at the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their duly appointed substitutes will vote such proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

     The form of proxy and this proxy statement have been approved by the board of directors and are being mailed and delivered to shareholders by its authority.


                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Roberta Goes Cown
                                         ---------------------------------------
                                         Roberta Goes Cown
                                         Corporate Counsel and Secretary

Jacksonville, Florida
April 30, 2003


                       ---------------------------------

             PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, DATED AND SIGNED, IN THE ENCLOSED ADDRESSED ENVELOPE,
               WHICH REQUIRES NO POSTAGE WHEN MAILED IN THE U.S.

                       ---------------------------------

                                                                      Appendix A


                          PROXY/VOTING INSTRUCTION CARD

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           FPIC INSURANCE GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 4, 2003

     The undersigned shareholder hereby appoints Pamela D. Deyo and Peggy A. Parks, or either of them, as proxies, with full power of substitution, to vote, as designated below, all shares of common stock of FPIC Insurance Group, Inc. held of record by the undersigned on April 9, 2003, that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of FPIC on June 4, 2003, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.



     Your vote is important. Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.

     This proxy will be voted as directed. If no directions are given, the proxies will vote "FOR" (1) the election of all nominees for director listed on the other side of this card (2) the approval of the amendment to the Employee Stock Purchase Plan as described in the Proxy Statement furnished herewith, and
(3) at their discretion, on any other matters that may properly come before the meeting. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such common stock and ratifies and confirms all that such proxies may or shall do by virtue hereof.


             [Continued and to be dated and signed on reverse side.]






                                  Appendix A-1

                                                                      Appendix A


Please mark                    [X] This Proxy will be voted as directed. IF NO DIRECTION IS
votes as in                        MADE, IT WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW.
this example:                      The board of directors recommends a vote "FOR" each nominee and a vote "FOR" amending the Employee Stock Purchase Plan.


1.  Election of Directors:     Richard J. Bagby, M.D., Robert O. Baratta, M.D., John R. Byers,
                               Terence P. McCoy, M.D.

    [ ] FOR all nominees listed above.    [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.
    (except as marked to the contrary)

    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THAT NOMINEE'S NAME
                   ON THE LIST ABOVE.)

2.  Approval of Amendment to Employee Stock Purchase Plan   [ ] FOR Approval  [ ] AGAINST Approval  [ ] ABSTAIN

----------------------------------------------------------------------------------------------------------------
Account No.

                                                               Date:                                      , 2003
                                                                    --------------------------------------


                                                               -------------------------------------------------
                                                               Signature(s)


PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHERE MORE THAN ONE OWNER IS
SHOWN, EACH SHOULD SIGN. WHEN SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. IF
ANY PROXY IS SUBMITTED BY A CORPORATION, IT SHOULD BE EXECUTED IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER.
IF ANY PROXY IS SUBMITTED BY A PARTNERSHIP, IT SHOULD BE EXECUTED IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.




                                  Appendix A-2

                                                                       Exhibit A




                          EMPLOYEE STOCK PURCHASE PLAN

                   FIRST PROFESSIONALS INSURANCE COMPANY, INC.
               (F/K/A FLORIDA PHYSICIANS INSURANCE COMPANY, INC.)




















                                  Exhibit A-1

                                                                       Exhibit A


                                TABLE OF CONTENTS

                                                                                 Exhibit A
                                                                    Page            Page
                                                                    ----            ----

1  DESIGNATION AND PURPOSE OF THE PLAN............................... 1 ........... A-3

2  DEFINITIONS....................................................... 1 ........... A-3

3  SHARES AVAILABLE FOR PURCHASE..................................... 3 ........... A-5

4  OPTION PRICE...................................................... 4 ........... A-6

5  GRANTING OF OPTIONS............................................... 4 ........... A-6

6  OPTIONS NOT TRANSFERABLE.......................................... 5 ........... A-7

7  EFFECTIVENESS, AMENDMENT, SUSPENSION AND TERMINATION
   OF THE PLAN....................................................... 5 ........... A-7

8  PROVISIONS WITH RESPECT TO GRANTING OF OPTIONS.................... 5 ........... A-7

9  EXERCISE OF OPTIONS............................................... 6 ........... A-8

10 CONDITIONS ON THE EXERCISE OF OPTIONS............................. 6 ........... A-8

11 ISSUANCE OF CERTIFICATES.......................................... 7 ........... A-8

12 RIGHTS OF EMPLOYEES............................................... 7 ........... A-9

13 INTERPRETATION OF THE PLAN........................................ 7 ........... A-9








                                  Exhibit A-2

                                                                       Exhibit A

                   FIRST PROFESSIONALS INSURANCE COMPANY, INC.
               (F/K/A FLORIDA PHYSICIANS INSURANCE COMPANY, INC.)

                          EMPLOYEE STOCK PURCHASE PLAN


1.   DESIGNATION AND PURPOSE OF THE PLAN

     1.1 The Plan shall be known as the "FIRST PROFESSIONALS INSURANCE COMPANY, INC. (f/k/a Florida Physicians Insurance Company, Inc.) EMPLOYEE STOCK PURCHASE PLAN." The purpose of the Plan is to encourage Employees of First Professionals Insurance Company, Inc. and any Subsidiary to purchase and own the Stock of the Company, thereby promoting their increased interest in the Company's affairs, growth and development. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under ss.423 of the Code.

2.   DEFINITIONS

     2.1 For purposes of the Plan the following terms shall have the definition, which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

          (a)  "BOARD" means the Company's Board of Directors.

          (b)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (c) "COMMITTEE" means the Employee Stock Purchase Plan Committee, a committee appointed by the Board consisting of two or more members of the Board who are not Employees of the Company. The Committee shall administer the Plan.

          (d) "COMPANY" means Florida Physicians Insurance Company until the Restructure and on and after the Restructure, FPIC Insurance Group, Inc.

          (e) "DATE OF SUBSCRIPTION" means the date on which the Company has received a duly executed subscription agreement, or if later, the effective date of such subscription agreement, and full payment of the purchase price.

          (f) "EFFECTIVE DATE OF GRANT" means the date on which the Committee makes an award of an Option.

          (g)  "ELIGIBLE EMPLOYEE" means all Employees

               (i)   who have been employed not less than two years, and

               (ii)  whose customary employment is more than 20 hours per week.

                                   Exhibit A-3

                                                                       Exhibit A

          (h) "EMPLOYEE" means any individual within the meaning of Code ss. 423 who performs services for the Company, a Parent or Subsidiary, and is included on the regular payroll of the Company, a Parent or Subsidiary.

          (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (j)  "FAIR MARKET VALUE" means on, or with respect to, any given date:

               (i) If the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trades shall have been reported for such date, on the next preceding date on which there were trades reported; provided, that if no such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iii) below.

               (ii) If the Shares are not listed on a national stock exchange but are traded on the over the counter market, the mean between the closing dealer bid and asked price of such Shares as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided, that, if no such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iii) below.

               (iii) If (i) and (ii) do not apply, the fair market value of a Share without regard to any control premium or discount for lack of control as determined by the Committee in good faith consistent with the valuation by the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made. To the extent that Code ss. 423, or the regulations thereunder, require another method or determination of fair market value, such requirements shall be used.

          (k) "OPTION" means the right to purchase from the Company a stated number of Shares at a specified price. An Option may be granted to an Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate.

          (l) "OPTION PRICE" means the purchase price per Share subject to an Option, as described in Section 4.1.

                                   Exhibit A-4

                                                                       Exhibit A

          (m) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of a granting of an Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (n) "PLAN" means First Professionals Insurance Company, Inc. (f/k/a Florida Physicians Insurance Company, Inc.) Employee Stock Purchase Plan, as evidenced herein and as amended from time to time.

          (o) "RESTRUCTURE" means the corporate reorganization pursuant to which First Professionals Insurance Company, Inc. (f/k/a Florida Physicians Insurance Company, Inc.) shall become the wholly owned subsidiary of FPIC Insurance Group, Inc.

          (p) "SEC RULE 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

          (q) "SECTION 16 PERSON" means a person subject to Section 16b of the Exchange Act with respect to transactions involving equity securities of the Company.

          (r) "SHARE" means one share of the $1.00 par value common stock of the Company. On and after the Restructure, "Share" means one share of the $0.10 par value common stock of FPIC Insurance Group, Inc.

          (s) "SUBSIDIARY" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.   SHARES AVAILABLE FOR PURCHASE

     3.1 Subject to Sections 3.2 and 3.3, prior to the Restructure the maximum number of Shares that may be issued upon the exercise of options granted herein shall be 24,000 Shares and on and after the Restructure the maximum number of Shares that may be issued upon the exercise of Options granted herein shall be 120,000 Shares.

     3.2 In the event that the Shares shall be split up, divided, combined or otherwise reclassified through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of Shares or spin-off or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate including, but not limited to, changing the number of Shares reserved under the Plan and the price of the current offering; provided that any such adjustment shall be consistent with Sections 423 and 424 of the Code and the regulations thereunder or as required pursuant to, or is advisable as a result of, generally accepted accounting principles applicable to the Company.

                                  Exhibit A-5

                                                                       Exhibit A

     3.3 If an Option shall for any reason terminate or expire, any Share covered by such Option immediately prior to its termination or expiration shall again become available for sale pursuant to the exercise of other Options granted or to be granted pursuant to the Plan.

     3.4 For Options issued prior to the Restructure, any Option still unexercised and outstanding on the effective date of the Restructure shall be deemed to be an Option to purchase FPIC Insurance Group, Inc. shares as adjusted pursuant to Section 3.2.

4.   OPTION PRICE

     4.1 The Option Price per Share covered by any Option granted under the Plan shall not be less than the lesser of (i) an amount equal to 85% of the Fair Market Value of a Share at the time such Option is granted, or (ii) an amount equal to 85% of the Fair Market Value of a Share at the time such Option is exercised.

5.   GRANTING OF OPTIONS

     5.1 The Committee may, by decision of a majority thereof, determine in its sole and final discretion whether or not to grant Options to Eligible Employees. Only Employees of the Company shall be eligible to participate in the Plan. The Committee, in its sole and absolute discretion, may approve such limitations and restrictions on the Options and/or the Shares issued pursuant to the exercise of Options as the Committee shall determine, including, but not limited to, restrictions on the resale of Shares obtained upon the exercise of an Option for a period of time after exercise.

     5.2 All Employees who are Eligible Employees on the Effective Date of Grant shall receive a grant subject to the following terms and conditions:

     (a) The Committee shall have the authority to limit the maximum number of Shares to be issued and sold upon the exercise of Options granted to a number not to exceed the number of Shares then authorized for sale pursuant to the Plan. The Committee may further limit the number of Shares, which may be purchased by any Employee during an offering period in accordance with Code ss. 423(b)(5).

     (b) No Eligible Employee shall be granted an Option if such Employee, immediately after the grant of such Option, would own, within the meaning of Section 423(b)(3) of the Code, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or a Subsidiary of the Company.

     (c) No Employee may purchase in any calendar year more than the number of Shares determined by dividing the Employee's annual base salary as of the first day of the calendar year, or $25,000, whichever is less, by the Fair Market Value of a Share at such day.

     (d) No Employee shall be granted an Option which would permit such Employee's rights to purchase Shares of any class of the Company or of a Parent corporation or of a Subsidiary corporation of the Company pursuant to all stock purchase plans of the

                                   Exhibit A-6

                                                                       Exhibit A

     Company for which such Employee is eligible to participate and of any such Parent or Subsidiary to accrue at a rate which would exceed an aggregate of $25,000 of fair market value of such securities (determined at the time such Option is granted) in any calendar year.

     (e) All Employees granted Options shall have the same rights and privileges pursuant to Code ss. 423(b)(5).

6.   OPTIONS NOT TRANSFERABLE

     6.1 No Option granted to an Employee to purchase shares of Stock pursuant to the Plan may be sold, pledged, assigned or transferred in any manner during his lifetime, however, such Option may be transferable by will or the laws of descent and distribution.

7.   EFFECTIVENESS, AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

     7.1 The effectiveness of the Plan is subject to the condition that it shall have been approved by the shareholders of the Company within twelve months after its adoption. Unless such approval by the shareholders shall have been obtained, this Plan and any Option granted pursuant thereto shall be null and void and without effect.

     7.2 The Plan may be amended by the Board, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Florida law, the Code (including without limitation, Code ss. 423 and Treasury Regulation ss. 1.423-2(c)(4) thereunder), any exemption from Section 16 of the Exchange Act (including without limitation, SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange or system on which Shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations.

     7.3 The Plan provisions that determine the amount, price and timing of option grants to Section 16 Persons may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder, unless the Company's legal counsel determines that such restriction on amendments is not necessary to secure or maintain any exemption from Section 16 of the Exchange Act for which the Company intends Section 16 Persons to qualify.

     7.4 The Plan may be terminated at any time, provided however, that no such termination shall in any way affect the rights of the holders of outstanding options to purchase shares in accordance with the provisions hereof.

8.   PROVISIONS WITH RESPECT TO GRANTING OF OPTIONS

     8.1 Options shall be granted pursuant to the Plan only in accordance with the provisions set forth in Section 5 and this Section 8 of the Plan.

                                   Exhibit A-7

                                                                       Exhibit A

     8.2 If the Committee shall determine to grant Options as provided in the Plan, such determination, and the exercise price per Share covered thereby and the duration of the Option, shall be communicated to all Eligible Employees within a reasonable time thereafter by posting written notice thereof in a conspicuous place in all offices and other facilities where any Eligible Employees are employed or by giving written notice in such other manner as the Committee in its sole discretion shall deem advisable.

     8.3 No Option shall be granted pursuant to the Plan unless in the opinion of the Company's legal counsel a Registration Statement under the Securities Act of 1933, as amended, with respect to the Shares covered thereby shall have been filed with the Securities and Exchange Commission or unless an exemption from registration in accordance with regulations duly promulgated by said Commission under said Act shall then be applicable, and no Option granted pursuant to the Plan shall be exercisable, and no Shares shall be sold or issued upon the exercise of any Option, unless in the opinion of the Company's legal counsel such a Registration Statement shall be in effect and a prospectus with respect to such Shares, which at the time of such exercise, sale or issue, as the case may be, meets the requirements of Section 10(a) of said Act, shall then be available for delivery to Eligible Employees or unless an exemption from registration in accordance with regulations duly promulgated by said Commission under said Act shall then be applicable.

9.   EXERCISE OF OPTIONS

     9.1 Subject to the provisions of Section 8 hereof and to the conditions set forth in Section 10 hereof, any Eligible Employee who holds an Option may exercise said Option for which it was granted in whole at any time, or in part from time to time, by delivering a duly executed subscription agreement to the Company or its duly authorized agent or representative, such subscription agreement to be accompanied by payment in full in cash for such shares at the exercise price per Share therefore.

     9.2 The Company may in its discretion establish payroll deduction accounts on its books for all participating Employees. Employee contributions credited to such payroll deduction accounts shall not exceed 10% of participant Employee's base salary or such lesser amount as the Committee may prescribe.

10.  CONDITIONS ON THE EXERCISE OF OPTIONS

     10.1 The Committee in its discretion shall determine the latest date an Option may be executed, provided, however, no Option may be exercised after the expiration of 27 months from the date such Option is granted.

     10.2 Each Employee exercising an Option must on each Date of Subscription be an Eligible Employee.

11.  ISSUANCE OF CERTIFICATES

     11.1 Certificates for Shares purchased by an Eligible Employee upon exercise of an Option shall be issued and delivered to such Employee as soon as practicable after such exercise.

                                   Exhibit A-8

                                                                       Exhibit A

The Committee may place such legends on such certificates as the Committee, in its sole discretion, deems necessary or appropriate.

12.  RIGHTS OF EMPLOYEES

     12.1 An Eligible Employee shall not have any rights as a Shareholder of the Company by virtue of any Option until the date of issue of the certificate or certificates for the shares of Stock purchased by him pursuant to its exercise.

13.  INTERPRETATION OF THE PLAN

     13.1 Determinations of the Committee as to any question, which may arise with respect to the interpretation or administration of any provisions of the Plan shall, unless otherwise determined by the Board, be final. The Company may prescribe administrative rules under the Plan.

                                    PROPOSED
                              2003 AMENDMENT TO THE
                          EMPLOYEE STOCK PURCHASE PLAN

     This 2003 Amendment to the Employee Stock Purchase Plan (the "Plan") is made effective as of June 4, 2003, subject to shareholder approval at the 2003 annual meeting of shareholders.

          Section 3.1 of the Plan shall be amended to read as follows:

          "3.1 Subject to Sections 3.2 and 3.3, prior to the Restructure the maximum number of Shares that may be issued upon the exercise of options granted herein shall be 24,000 Shares and on and after the Restructure the maximum number of Shares that may be issued upon the exercise of Options granted herein shall initially be 120,000 Shares, as increased from time to time by shareholder approval, not to exceed 220,000 shares."







                                   Exhibit A-9